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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
UDR, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

March 26, 2007

Dear Fellow Stockholders:

        Please accept my personal invitation to attend our Annual Meeting of Stockholders to be held on May 8, 2007, at 9:00 a.m. local time at The Brown Palace Hotel, 321 17th Street, Denver, Colorado. The business to be conducted at the meeting is set forth in the formal notice and proxy statement that accompany this letter. We will be available to answer your questions during the meeting and afterward.

        Your vote is very important regardless of the number of shares you own. We hope you will take the time to execute and return your proxy. We rely upon each stockholder to promptly complete, sign and return your proxy card in order to avoid costly proxy solicitation. You may also vote your shares electronically through the Internet or by telephone. This will eliminate the need to return your proxy card. Instructions for Internet and telephone voting are on your proxy card. If you attend the Annual Meeting of Stockholders, you may withdraw your proxy at the meeting and vote your shares in person from the floor.

        I look forward to seeing you at the meeting.

Sincerely,
UDR, INC.

ROBERT C. LARSON
Chairman of the Board of Directors

UDR, INC.

Corporate Office: 400 East Cary Street, Richmond, Virginia 23219-3816
Tel: 804.780.2691 Fax: 804.343.1912

Principal Executive Office: 1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado 80129-1540
Tel: 720.283.6120 Fax: 720.283.2452

March 26, 2007

Notice of Annual Meeting of Stockholders
To Be Held On May 8, 2007 at 9:00 a.m.

        The Annual Meeting of Stockholders of UDR, Inc. will be held at The Brown Palace Hotel, 321 17th Street, Denver, Colorado, on May 8, 2007, at 9:00 a.m. local time, for the following purposes:

  1.
  To elect eleven directors to serve for the ensuing year.

  2.
  To ratify the appointment of Ernst & Young LLP to serve as our independent auditors for the year ending December 31, 2007.

  3.
  To transact such other business as may properly come before the meeting or any adjournment of the meeting.

        The foregoing items of business are more fully described in the proxy statement accompanying this notice. Stockholders who owned shares of our common stock, our Series E preferred stock or our Series F preferred stock at the close of business on March 13, 2007 are entitled to notice of, and to vote at, the meeting.

        All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to vote your shares as soon as possible.

                      By Order of the Board of Directors

                      MARY ELLEN NORWOOD
                       Corporate Secretary

To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the meeting. Most stockholders have three options for submitting their vote: (1) via the Internet at http://www.eproxy.com/udr/, (2) by phone (please see your proxy card for instructions) and (3) by mail, using the enclosed paper proxy card.

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND RELATED PROXY MATERIALS	1
Why am I receiving this proxy statement and proxy card?	1
What is being voted on at the annual meeting?	1
Who is entitled to vote?	1
What constitutes a quorum in order to hold and transact business at the meeting?	1
How do I vote?	2
How will my proxy be voted?	2
Will other matters be voted on at the annual meeting?	2
Can I revise or change my proxy instructions?	3
What vote is required for the proposals if a quorum is present?	3
Who will tabulate the votes?	3
What is an abstention and how will it affect the vote on a proposal?	3
What are broker non-votes and how will they affect the vote on a proposal?	3
Who is soliciting the proxy and who will pay for the proxy solicitation?	3
CORPORATE GOVERNANCE MATTERS	4
Corporate Governance Overview	4
Responsibilities of the Board of Directors	4
Director Education	5
Director Evaluations	5
Identification and Selection of Nominees for Directors	5
Director Rotation and Retirement	6
Director Independence	6
Independence of Audit, Compensation and Governance Committees	6
Audit Committee Financial Expert	6
Executive Sessions of Independent Directors	7
Directors' Share Ownership Guidelines	7
Compensation Committee Interlocks and Insider Participation	7
Communicating with the Board of Directors	7
Board of Directors and Committee Meetings	7
Board Attendance at Annual Meeting	8

i

COMPENSATION OF DIRECTORS	9
Director Compensation Table	9
Director Compensation Table Discussion	10
PROPOSAL NO. 1 ELECTION OF DIRECTORS	13
Vote Required and Board of Directors' Recommendation	15
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	16
EXECUTIVE COMPENSATION	19
Compensation Discussion and Analysis	19
Compensation of Executive Officers	22
Employment and Other Agreements	36
Post-Employment Compensation—Severance and Change of Control Arrangements	38
Review, Approval or Ratification of Transactions with Related Persons	39
Equity Compensation Plan Information	39
COMPENSATION COMMITTEE REPORT	40
AUDIT COMMITTEE REPORT	41
Audit Fees	42
Pre-Approval Policies and Procedures	42
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS	43
Vote Required and Board of Directors' Recommendation	43
OTHER MATTERS	43
Section 16(a) Beneficial Ownership Reporting Compliance	43
Delivery of Voting Materials	43
Annual Report	44
Matters to be Presented at the 2008 Annual Meeting of Stockholders	44
Corporate and Executive Offices	44
APPENDIX A UDR, INC. CHARTER OF THE AUDIT COMMITTEE	A-1

ii

PROXY STATEMENT

        The enclosed proxy is solicited on behalf of the board of directors of UDR, Inc., a Maryland corporation, for use at our Annual Meeting of Stockholders to be held on May 8, 2007, and at any adjournment, continuation or postponement of the meeting. These proxy solicitation materials are being mailed on or about March 26, 2007 to all stockholders entitled to vote at the meeting.

        We use a number of abbreviations in this proxy statement. We refer to the company as "the company," "we," "us" or "our" and to our board of directors as "board" or "board of directors." The term "proxy solicitation materials" includes this proxy statement, as well as the enclosed proxy card. References to "fiscal 2006" and "fiscal 2007" mean our 2006 fiscal year which began on January 1, 2006 and ended on December 31, 2006 and our 2007 fiscal year which began on January 1, 2007 and will end on December 31, 2007, respectively. Our 2007 Annual Meeting of Stockholders to be held on May 8, 2007 is simply referred to as the "meeting."

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
AND RELATED PROXY MATERIALS

Why am I receiving this proxy statement and proxy card?

        You are receiving a proxy statement and proxy card from us because you owned shares of our common stock and/or our Series E preferred stock or our Series F preferred stock at the close of business on the March 13, 2007 record date for the meeting. This proxy statement describes matters on which we would like you, as a stockholder, to vote. It also gives you information on these matters so that you can make an informed decision.

        When you sign and return the proxy card, you appoint Robert C. Larson and Thomas W. Toomey as your representatives at the meeting. Messrs. Larson and Toomey will vote your shares at the meeting as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, it is a good idea to vote by telephone, over the Internet or by completing, signing and returning our proxy card in advance of the meeting just in case your plans change.

What is being voted on at the annual meeting?

        At the meeting, stockholders entitled to vote will act upon the matters set forth in the accompanying notice of meeting.

Who is entitled to vote?

        Each share of common stock and each share of Series E preferred stock and Series F preferred stock outstanding on March 13, 2007, which is referred to as the record date, is entitled to receive notice of the meeting and is entitled to one vote on each proposal presented at the meeting. Cumulative voting is not permitted.

What constitutes a quorum in order to hold and transact business at the meeting?

        The presence, in person or by proxy, of holders of at least a majority of the total number of shares of outstanding common stock, Series E preferred stock and Series F preferred stock, taken together, as of the record date, must be present in order to hold the meeting and to conduct business. Your shares will be counted as being present at the meeting if you vote your shares in person at the meeting, if you vote your shares by telephone or over the Internet, or if you submit a properly executed proxy card.

Votes against a particular proposal will be counted both to determine the presence of a quorum and to determine whether the requisite number of votes has been obtained to approve the proposal. Abstentions, broker non-votes, which are explained below, and shares as to which authority to vote on any proposal is withheld, are each included in the determination of the number of shares present and voting at the meeting for purposes of obtaining a quorum. Each will be tabulated separately.

        At the record date, we had 135,824,385 shares of common stock, 2,803,812 shares of Series E preferred stock and 666,293 shares of Series F preferred stock issued and outstanding.

How do I vote?

  For Shares Directly Registered in the Name of the Stockholder

        If you hold your shares in your own name as holder of record with Wells Fargo Shareowner Services, you may vote in person at the meeting or instruct the proxy holders named in the enclosed proxy card how to vote your shares by:

  •
  Internet:    You can go to http://www.eproxy.com/udr/ and vote over the Internet;

  •
  Telephone:    You can call toll free 1-800-560-1965; or

  •
  Mail:    You can mark, sign, date and return the proxy card in the postage-paid envelope that we have provided to you. Please note that if you vote over the Internet or by telephone, you do not need to return your proxy card.

        All valid proxies received and not revoked prior to the meeting will be voted in accordance with the stockholders' instructions.

  For Shares held in "Street Name."

        If your shares are held by a brokerage firm, bank or other nominee (i.e., in "street name"), you will receive instructions from your nominee that you must follow in order to have your shares voted. "Street name" stockholders who wish to vote in person at the meeting will need to obtain a proxy form from the brokerage firm or other nominee that holds their shares of record.

        In addition, a number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. This program is different from the program provided by Wells Fargo Shareowner Services for shares registered directly in the name of the stockholder. If your shares are held in an account with a broker or a bank participating in the ADP Investor Communication Services program, you may vote those shares telephonically by calling the telephone number shown on the voting form received from your broker or bank, or via the Internet at ADP Investor Communication Services' voting website (www.proxyvote.com).

How will my proxy be voted?

        All shares represented by properly executed proxies received in time for the meeting will be voted at the meeting in accordance with the instructions marked thereon or otherwise as provided therein, unless such proxies have previously been revoked. Unless instructions to the contrary are marked, or if no instructions are specified, shares represented by proxies will be voted:

  •
  FOR the election of all nominees for director; and

  •
  FOR the ratification of the appointment of Ernst & Young LLP as our independent auditors for fiscal 2007.

Will other matters be voted on at the annual meeting?

        We have not received notice of any other matters that may properly be presented at the meeting. However, if a matter comes up for vote at the meeting that is not described in this proxy statement or listed on the proxy card, Messrs. Larson and Toomey will vote your shares, under your proxy, in their discretion. It is the intention of Messrs. Larson and Toomey to vote the shares they represent as directed by the board of directors.

Can I revise or change my proxy instructions?

        You may revoke your proxy at any time prior to the date of the meeting by:

  •
  submitting a later-dated vote in person at the meeting, via the Internet, by telephone or by mail; or

  •
  delivering instructions to the attention of the Corporate Secretary at our principal executive office at 1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado 80129-1540. Any notice of revocation sent to us must include the stockholder's name and must be received prior to the date of the meeting to be effective.

What vote is required for the proposals if a quorum is present?

  •
  The affirmative vote of a plurality of the votes cast with respect to Proposal No. 1 is required to elect directors.

  •
  The affirmative vote of a majority of the votes cast is required to approve Proposal No. 2.

Who will tabulate the votes?

        Wells Fargo Shareowner Services, our transfer agent, will tabulate votes cast by proxy by an automated system. Votes cast by proxy or in person at the meeting will be counted by the persons appointed by us to act as election inspectors for the meeting.

What is an abstention and how will it affect the vote on a proposal?

        An "abstention" occurs when the beneficial owner of shares is present, in person or by proxy, and entitled to vote at the meeting (or when a nominee holding shares for a beneficial owner is present and entitled to vote at the meeting), but such person does not vote on the particular proposal. For purposes of Proposal Nos. 1 and 2, abstentions will not be counted as "votes cast" for purposes of determining whether stockholder approval has been obtained and, therefore, will have no effect on the results of the vote with respect to such proposals.

What are broker non-votes and how will they affect the vote on a proposal?

        A "broker non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. Broker non-votes are not deemed to be "votes cast" for purposes of determining whether stockholder approval has been obtained. Therefore, broker non-votes will have no effect on the voting results for Proposals 1 and 2.

Who is soliciting the proxy and who will pay for the proxy solicitation?

        This solicitation is being made by mail on behalf of our board of directors, but may also be made without additional remuneration by our officers or employees by telephone, telegraph, facsimile transmission, e-mail or personal interview. We will bear the expense of the preparation, printing and mailing of the enclosed form of proxy, notice of annual meeting and this proxy statement and any additional material relating to the meeting that may be furnished to our stockholders by our board subsequent to the furnishing of this proxy statement. We will reimburse banks and brokers who hold shares in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold such shares. To obtain the necessary representation of stockholders at the meeting, supplementary solicitations may be made by mail, telephone or interview by our officers or employees, without additional compensation.

CORPORATE GOVERNANCE MATTERS

Corporate Governance Overview

        We believe that effective and transparent corporate governance is critical to our long-term success and our ability to create value for our stockholders. We frequently review our corporate governance policies, monitor emerging developments in corporate governance and enhance our policies and procedures when our board of directors determines that it would benefit our company and our stockholders to do so.

        We maintain a corporate governance page on our website that includes key information about UDR corporate governance, including our Statement on Corporate Governance, Code of Business Conduct and Ethics, Code of Ethics for Senior Financial Officers, Policy and Procedures with respect to Related Person Transactions and the charters for the Audit, Compensation and Governance Committees of the board of directors, all of which can be found at www.udrt.com by clicking on "Investor Relations." The documents noted above will also be provided without charge to any stockholder who requests them. Any changes to these documents, and any waivers granted by us with respect to our Code of Business Conduct and Ethics and our Code of Ethics for Senior Financial Officers, will be posted on our website. A copy of the Audit Committee Charter is attached to this proxy statement as Appendix A.

        We also monitor our corporate governance policies and practices to maintain compliance with the provisions of the Sarbanes-Oxley Act of 2002, rules of the Securities and Exchange Commission ("SEC") and the corporate governance rules of the New York Stock Exchange ("NYSE"). Our policies and practices meet, and in many cases exceed, the listing requirements of the NYSE, applicable SEC rules and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, including:

  •
  The board of directors has adopted clear corporate governance policies;

  •
  Ten of the eleven board members are independent directors as defined by the NYSE;

  •
  The independent directors meet regularly without the presence of management;

  •
  All members of the Audit Committee, Compensation Committee and Governance Committee are independent directors;

  •
  The Chairman and the Vice-Chairman of the Board are independent directors;

  •
  The charters of the board committees clearly establish their respective roles and responsibilities;

  •
  The board of directors has adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees;

  •
  We have a Code of Ethics for Senior Financial Officers that applies to our senior financial officers; and

  •
  We have a hotline available to all employees, and our Audit Committee has procedures in place for the anonymous submission of any employee complaint, including those relating to accounting, internal controls, or auditing matters.

        Stock Ownership Guidelines.    Each of our executive officers is required to comply with our Executive Stock Ownership Guidelines. These guidelines require our executive officers to own shares of the company's common stock equal to a stated multiple of the executive officer's base salary within 5 years of the date of the executive officer's employment with the company. A copy of our Executive Stock Ownership Guidelines may be found on our corporate governance page on our website at www.udrt.com.

Responsibilities of the Board of Directors

        In addition to each director's basic duties of care and loyalty, the board has separate and specific obligations under our Statement on Corporate Governance. Among other things, these obligations require directors to effectively monitor management's capabilities, compensation, leadership and performance, without undermining management's ability to successfully operate the business. In addition, the board and the board's committees have the authority to retain outside legal, accounting or other advisors, as necessary, to carry out their responsibilities.

Director Education

        All directors are expected to be knowledgeable about the company and its industry and to understand their duties and responsibilities as directors. The company recognizes the importance of continuing education for directors and is committed to supporting continuing director education in order to enhance board and committee performance. At a director's request we will arrange for the director's participation in cost-effective continuing education programs relevant to the director's role as a board and committee member.

        All of our independent directors are expected to participate in an orientation program within two months of their election to the board and within the year following the fifth anniversary of election to the board and every five years thereafter. Orientation sessions are conducted by senior management to familiarize directors with the company's strategic plans, significant financial, accounting and risk management issues, our compliance programs, Code of Business Conduct and Ethics, and our principal officers, internal and external auditors. All directors are invited to attend these orientation programs.

Director Evaluations

        The board, acting through the Governance Committee, annually evaluates the effectiveness of the board collectively and of board members individually, and the performance of each standing board committee. The Governance Committee determines the appropriate means for this evaluation.

Identification and Selection of Nominees for Directors

        The Governance Committee works closely with the Chairman of the Board and the board of directors to develop criteria for open board positions, taking into account such factors as it deems important, including, among others, the current composition of the board, the range of talents, experiences and skills that would complement those already represented on the board and those that would help achieve the company's goals. The Governance Committee will consider, among other things, whether a potential director nominee has the time available, in light of other business and personal commitments, to perform the responsibilities required for effective service. The Governance Committee considers candidates for board membership suggested by its members and other board members, as well as management, our stockholders and any director search firm retained by the board.

        Once the Governance Committee has identified a potential director nominee, the Governance Committee, in consultation with the Chairman of the Board and our Chief Executive Officer, will evaluate the prospective nominee against the specific criteria that the Governance Committee has established, as well as the standards and qualifications contained in our Statement on Corporate Governance. If the Governance Committee, in consultation with the Chairman of the Board and our Chief Executive Officer, determines, based upon its preliminary review, to proceed with further consideration, then members of the Governance Committee and the board, as appropriate, interview the prospective nominee. After completing this evaluation and interview, the Governance Committee makes a recommendation to the board, which makes the final determination whether to nominate or appoint the new director.

        In addition to any other applicable requirements, Section 2.11 of our Amended and Restated Bylaws sets forth the procedures and requirements relating to nominations of directors by stockholders. Any stockholder who wishes to recommend a prospective nominee for consideration must submit the following information no sooner than November 27, 2007 and no later than December 26, 2007:

  •
  Biographical information about the candidate, including the name, age, business address and residence address of the person;

  •
  The principal occupation or employment of the person;

  •
  The class and number of shares of our stock beneficially owned by the person;

  •
  Any other information required to be disclosed about the person under the SEC's proxy rules (including the candidate's written consent to being named in the proxy statement and to serve as a director, if nominated and elected); and

  •
  The names and record address of the stockholder(s) recommending the candidate for consideration and the class and number of shares of our stock beneficially owned by each.

        Such information should be sent to our Corporate Secretary at our principal executive office at 1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado 80129-1540.

Director Rotation and Retirement

        The board does not impose arbitrary limits to the number of terms a director may serve. However, the Governance Committee will consider various criteria, including a director's contribution to the board, in determining whether or not to recommend a director for re-election.

        A director who reaches the age of 70 must tender his or her resignation to the Chairman of the Board before the next occurring annual meeting of stockholders unless the board asks the director to continue to serve. Employee directors are required to resign as a director after ceasing to be an employee, unless the board asks them to continue to serve. The Chairman will refer the resignation to the Governance Committee for review. The board will decide, in light of the circumstances and the recommendation of the Governance Committee, the date at which the resignation will become effective. A vacancy created by a director's retirement may be filled by a majority of the remaining directors in accordance with our bylaws. A director so appointed to fill the vacancy will stand for re-election at the first annual meeting of stockholders following that director's appointment to the board. In addition, the company requires that directors tender their resignation when their present position or job responsibility changes significantly. The board then decides, in light of the circumstances and the recommendation of the Governance Committee, whether to accept such resignation.

Director Independence

        The board has adopted a formal policy that a significant majority of its members should be independent directors who have no material relationship with the company (either directly or as a partner, stockholder or officer of an organization that has such a relationship with the company), as defined under the NYSE listing standards and the company's director independence standards. The board has determined that all directors standing for election are independent under both sets of standards except Mr. Toomey, who is not independent because he is the company's Chief Executive Officer and President. For additional information about the directors standing for election, see Proposal No. 1 beginning on page 13 of this proxy statement. In making these independence determinations, the board considered information submitted by the directors in response to directors' questionnaires and information obtained from the company's internal records.

Independence of Audit, Compensation and Governance Committees

        The Audit, Compensation and Governance Committees consist entirely of independent directors, as defined in the NYSE listing standards and the company's director independence standards. Each member of the Audit Committee also satisfies the additional independence requirements set forth in rules under the Securities Exchange Act of 1934.

Audit Committee Financial Expert

        Each member of the Audit Committee is financially literate, and the board has determined that each member of the Audit Committee is an "audit committee financial expert" within the meaning of the SEC's regulations.

Executive Sessions of Independent Directors

        Our independent directors hold regularly scheduled executive sessions at which our independent directors meet without the presence of management. These executive sessions are expected to occur around regularly scheduled meetings of the board of directors. The Chairman of the Board, or the Vice Chairman in the Chairman's absence, presides as chairman of these executive sessions. Both the Chairman of the Board and the Vice Chairman are independent directors.

Directors' Share Ownership Guidelines

        Our Statement on Corporate Governance provides that each director is expected to develop a meaningful equity stake in our company over time and that after the second anniversary of election to the board of directors, each director is required to own a minimum of 5,000 shares of our common stock. Each of our directors currently owns shares in an amount sufficient to comply with these guidelines.

Compensation Committee Interlocks and Insider Participation

        None of the members of the Compensation Committee during fiscal 2006 or as of the date of this proxy statement is a former or current officer or employee of the company or has any interlocking relationships as set forth in applicable SEC rules. In addition, none of our executive officers serve as a member of the board of directors or compensation committee of any company that has one or more executive officers serving as a member of our board of directors or compensation committee.

Communicating with the Board of Directors

        Any stockholder or interested party who wishes to communicate with the board of directors or any specific director, including independent directors, the Chairman, or committee members, may write to:

UDR, INC.
Attn: Board of Directors
1745 Shea Center Drive
Suite 200
Highlands Ranch, Colorado 80129-1540

        Depending on the subject matter of the communication, management will:

  •
  forward the communication to the director or directors to whom it is addressed (matters addressed to the Chairman of the Board will be forwarded unopened directly to the Chairman);

  •
  attempt to handle the inquiry directly where the communication does not appear to require direct attention by the board, or an individual member, e.g., the communication is a request for information about the company or is a stock-related matter; or

  •
  not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

        Stockholders and other interested parties may submit concerns regarding accounting matters via the company's third-party anonymous reporting system at www.mysafeworkplace.com or by calling 1-800-461-9330. Instructions for making a report are published in the Corporate Governance subsection of the Investor Relations section of the company's website.

Board of Directors and Committee Meetings

        The board of directors held seven meetings during fiscal 2006. No director attended fewer than 75% of the aggregate of (1) the total number of meetings of the board of directors, and (2) the total number of meetings held by all committees of the board of directors on which he or she served during fiscal 2006. The board of directors has standing Audit, Compensation, Executive and Governance Committees. The Governance Committee also serves as our nominating committee.

        The board of directors has established the following committees to assist it in discharging its responsibilities:

Committee	Members on 12/31/2006	Key Functions		Number of Meetings in 2006
Audit	Robert P. Freeman(1) Katherine A. Cattanach	•	Assists the board in its general oversight of our financial reporting, internal controls and internal audit functions	5
	Eric J. Foss	•	Appointment, compensation and oversight of our independent auditors
	Mark J. Sandler	•	Represents and assists the board in its oversight of:
	Thomas C. Wajnert	•	the quality or integrity of our financial statements;
		•	our compliance with legal and regulatory requirements; and
		•	the performance of our internal audit department and independent auditors
		•	Discusses the adequacy and effectiveness of our internal controls over financial reporting
		•	Oversees our compliance with procedures and processes pertaining to corporate ethics and standards of business conduct
		•	Establishes procedures for the receipt, retention and treatment of complaints received concerning accounting, auditing, internal controls and financial reporting matters
		•	Oversees Risk Management policies and risk assessment
		•	Pre-approves all non-audit services to be provided to the company by the independent auditors
Compensation	Jon A. Grove(1) James D. Klingbeil	•	Administers and approves general compensation policies applicable to our key executive officers	5
	Lynne B. Sagalyn	•	Reviews and approves compensation for the board and its committees
	Thomas C. Wajnert	•	Reviews and ensures the appropriate administration of our compensation and benefit plans, programs and policies
		•	Determines and approves the compensation of our Chief Executive Officer ("CEO")
		•	Sets annual objectives for, and evaluates the performance of, our CEO, with input from the board
		•	Reviews and recommends to the board short- and long-term compensation for the principal officers of the company who report directly to our CEO
		•	Approves all employment and severance agreements for senior vice presidents and above
		•	Develops and administers the contributions and awards, if any, under the 401(k) and profit sharing plans and management incentive programs and other management compensation, if any, including the stock purchase plan, the long-term incentive plan and our Out-Performance Programs
		•	Appointment and provide oversight of our independent compensation consultants
Governance	Thomas R. Oliver(1)	•	Exercises general oversight of board governance matters	6
	Katherine A. Cattanach	•	Reviews the size, role, composition and structure of our board and its committees
	Eric J. Foss	•	Reviews and evaluates the board and its members
	Lynne B. Sagalyn	•	Serves as the nominating committee for board members
	Mark J. Sandler	•	Reviews and updates our Corporate Governance Policies
		•	Considers, develops and makes recommendations to the board regarding matters related to corporate governance
		•	Ensures that each committee conducts an annual assessment
Executive	Robert C. Larson(1)	•	Performs the duties and exercises the powers delegated to it by the board	0
	James D. Klingbeil Thomas W. Toomey	•	Meets only when board action on a significant matter is required and it is impractical or not feasible to convene a full meeting of the board of directors.

(1)
Committee Chair

Board Attendance at Annual Meeting

        The board has adopted the following policy on director attendance at meetings: Absent extenuating circumstances, directors are expected to attend in person our Annual Meeting of Stockholders, all regularly scheduled board and committee meetings and to participate telephonically in regularly scheduled board and committee meetings when they are unable to attend in person. All of our directors attended our 2006 Annual Meeting of Stockholders.

COMPENSATION OF DIRECTORS

        The following table provides information concerning the compensation of our directors for 2006.

Director Compensation Table

Name (a)	Fees Earned or Paid in Cash ($) (b)		Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (f)	All Other Compensation ($) (g)		Total ($) (h)
Katherine A. Cattanach(1)	$50,000		$119,650(2)(3)	-0-	-0-	-0-	$ 3,125	(4)	$172,775
Eric J. Foss	$50,000		$119,650(2)(3)	-0-	-0-	-0-	$ 9,900	(4)	$179,550
Robert P. Freeman	$50,000		$119,650(2)(3)	-0-	-0-	-0-	$ 9,900	(4)	$179,550
Jon A. Grove	$50,000		$119,650(2)(3)	-0-	-0-	-0-	$ 9,900	(4)	$179,550
James D. Klingbeil	$45,000		$119,650(2)(3)	-0-	-0-	-0-	$ 9,900	(4)	$174,550
Robert C. Larson	$75,000	(5)	$119,650(2)(3)	-0-	-0-	-0-	$ 9,900	(4)	$204,550
Thomas R. Oliver	$50,000		$119,650(2)(3)	-0-	-0-	-0-	$ 9,900	(4)	$179,550
Lynne B. Sagalyn	$50,000		$119,650(2)(3)	-0-	-0-	-0-	$ 9,900	(4)	$179,550
Mark J. Sandler	$50,000		$119,650(2)(3)	-0-	-0-	-0-	$ 9,900	(4)	$179,550
Robert W. Scharar(6)	$40,000		$119,650(2)(3)	-0-	-0-	-0-	$63,355	(9)	$223,005
Thomas W. Toomey(7)	-0-		-0-	-0-	-0-	-0-	-0-		-0-
Thomas C. Wajnert(8)	$50,000		$119,650(2)(3)	-0-	-0-	-0-	$4,688	(4)	$174,338

(1)
Ms. Cattanach was first elected to the board of directors at our Annual Meeting of Stockholders on May 2, 2006, filling the vacancy created by the retirement of Robert W. Scharar.

(2)
The dollar amount reflected in the "Stock Awards" column reflects the aggregate grant date value, computed in accordance with FAS 123(R), of a grant of 5,000 shares of restricted common stock, which vests according to the criteria discussed below under "Director Compensation Table Discussion." As of January 3, 2007, 2,000 shares vested, representing $47,860 of the $119,650 value reflected in the "Stock Awards" column and the balance of 3,000 shares vest based on performance as discussed below under 2006 Director Compensation Program-Stock Grant and Performance Based Stock Grant.

(3)
The following table sets forth the restricted stock awards and non-qualified stock option awards outstanding as of December 31, 2006 for each of our non-employee directors. Mr. Toomey's holdings are set forth under the heading "Executive Compensation" in this proxy statement. The restrictions relating to these awards are described in more detail below under the heading "2006 Director Compensation Program."

Director	Restricted Stock Awards Outstanding	Non-Qualified Stock Option Awards Outstanding
Katherine A. Cattanach	5,000	-0-
Eric J. Foss	8,000	-0-
Robert P. Freeman	8,000	-0-
Jon A. Grove	8,000	55,279
James D. Klingbeil	8,000	71,679
Robert C. Larson	8,000	19,231
Thomas R. Oliver	8,000	-0-
Lynne B. Sagalyn	8,000	40,943
Mark J. Sandler	8,000	35,448
Robert W. Scharar	8,000	-0-
Thomas C. Wajnert	5,000	-0-
(4)
The dollar amount in this column includes dividends on all outstanding stock awards, including performance based contingent awards.

(5)
Mr. Larson is Chairman of the Board of Directors and as such he received an annual retainer of $75,000 in 2006.

(6)
Mr. Scharar retired from the board of directors at the end of his term that expired at our Annual Meeting of Stockholders on May 2, 2006.

(7)
Mr. Toomey is our Chief Executive Officer and President. Because he is an employee of the company, he receives no additional compensation for service as a director of the company. His total compensation for 2006 is set forth below under the heading "Executive Compensation."

(8)
Mr. Wajnert was appointed to the board of directors on February 9, 2006 and was elected to the board at our Annual Meeting of Stockholders on May 2, 2006.

(9)
The dollar amount in this column includes $53,455 in realized gains on the exercise of options in 2006 and $9,900 in dividends on all outstanding stock awards.

Director Compensation Table Discussion

        Our board of directors has retained Mercer Human Resource Consulting ("Mercer"), a nationally recognized consulting firm, to assist the Compensation Committee, in consultation with the Chairman of the Board and the board of directors, in structuring a compensation program for the board of directors. Mercer reviewed information concerning director pay from our REIT peer group and the Mercer 350 survey of director pay practices among 350 large industrialized service organizations. The goal of the Compensation Committee and the board of directors was to structure director compensation so that we could attract and retain quality directors and to align director compensation with the goal of increasing dividend income and share price appreciation.

        Our compensation program for independent directors is designed to attract and retain highly qualified board members who can work with senior management to establish key strategic goals in support of long-term stockholder value creation. In 2006, the program consisted of a combination of cash retainers for board and committee service, service-based restricted stock and performance shares that vest only if our total stockholder return over a three-year period meets or exceeds that of a designated peer group of apartment REITs. Total pay associated with cash retainers and restricted stock was targeted at the median level of the designated peer group of apartment REITs. If we outperform our peers in terms of total stockholder return, total pay can equal or exceed 75th percentile levels. Annual retainers for board and committee service were set at competitive levels in recognition of the time commitments and responsibility levels associated with serving on public company boards within the current environment.

        We believe that the attraction and retention of quality board members has become more challenging as a result of global and domestic trends in corporate governance and regulation and competition for qualified, talented director candidates. Time commitments and performance expectations of board members have increased in recent years and may increase further. As a result we expect to continue to review our independent director compensation annually to ensure that we are competitive and to allow us to recruit and retain qualified candidates to serve as directors of the company.

2006 Director Compensation Program

        In December 2005, the board of directors approved the following 2006 compensation program for directors, which remained unchanged from the 2005 compensation program:

        Retainer.    Each independent director received an annual cash retainer fee of $40,000 ($75,000 for a non-employee Chairman of the Board). Independent directors, other than committee chairpersons, also received an annual cash retainer fee of $5,000 for each committee on which they serve. The chairpersons of each of the Audit, Compensation and Governance Committees received an annual cash retainer fee of $10,000. These fees were paid in January 2006.

        Stock Grant and Performance Based Stock Grant.    On January 3, 2006, each independent director also received a grant of 2,000 shares of restricted stock that vests one year from the date of grant and a grant of 3,000 shares of restricted stock that vests over a three-year measurement period from the date of grant if the company has met certain performance thresholds. The 3,000 shares vest over a three-year measurement period from the date of grant on the following basis (1) 500 shares will vest if our total stockholder return (share price appreciation plus dividends paid) during such measurement period is at the 50th percentile of total stockholder return from a peer group of apartment REITs selected by the board of directors, (2) 100 shares will vest for each percentage point by which our total stockholder return for such measurement period exceeds the 50th percentile of such REIT peer group index, and (3) the remainder will vest if total stockholder return during such measurement period is equal to or exceeds the 75th percentile of such REIT peer group index. The REIT peer group for the 2006 through 2008 performance cycle currently includes the following companies:

  •
  Apartment Investment and Management Company (NYSE: AIV)
  •
  Archstone-Smith Trust (NYSE: ASN)
  •
  BRE Properties, Inc. (NYSE: BRE)
  •
  Camden Property Trust (NYSE: CPT)
  •
  Equity Residential Properties Trust (NYSE: EQR)
  •
  Mid-America Apartment Communities, Inc. (NYSE: MAA)
  •
  Post Properties, Inc. (NYSE: PPS)

        The amount of $119,650 under the heading "Stock Awards" in the Director Compensation Table above reflects the aggregate grant date value of the 5,000 shares of restricted stock awarded to the independent directors on January 3, 2006, based on the closing price of our common stock of $23.93 on that date. As of January 3, 2007, the 2,000 shares of restricted stock granted on January 3, 2006 vested, which represents $47,860 of the $119,650 amount reflected in the Director Compensation Table. Vesting of the remaining amount is contingent upon performance during the 2006 to 2008 measurement period.

        Directors are entitled to receive dividends on their restricted stock awards during the vesting period. The amount reflected under the heading "All Other Compensation" in the Director Compensation Table includes the total amount of dividends received by the independent director on all of his or her outstanding awards in 2006, including the performance based contingent shares. Absent extenuating circumstances, upon a director's resignation, any unvested shares will be returned to us and cancelled. All restricted stock granted to our independent directors is priced at the closing price of our common stock on the grant date.

        Directors who were also employees of the company received no additional compensation for service as a director. All directors are reimbursed for reasonable expenses incurred in connection with attending a board meeting or committee meeting.

2007 Director Compensation Program

        Retainer.    In December 2006, the board approved the director compensation program for 2007. For 2007, each non-employee director will receive an annual retainer fee of $50,000 ($100,000 for a non-employee chairman of the board of directors). Non-employee directors, other than committee chairpersons and the non-executive chairman of the board, also receive an annual retainer fee of $7,500 for each committee on which they serve. The chairpersons of each of the Audit, Compensation and Governance Committees receive an annual retainer fee of $15,000. These fees were paid in January 2007.

        Stock Grant.    On January 3, 2007, each non-employee director also received a grant of $90,000 in value of shares of restricted stock ($180,000 for a non-employee chairman of the board) priced at $31.81 per share, which was the closing price of our common stock on January 3, 2007, the date of the grant. The shares of restricted stock will vest one-third on each anniversary of the date of grant. The non-employee directors receiving restricted stock are entitled to receive dividends during the vesting period; however, any unvested shares at the end of the three-year vesting period will be returned to us and cancelled. Based on recommendations provided by Mercer, the board approved a director compensation program that eliminated performance-based restricted stock grants and established a targeted long-term incentive grant value (as opposed to a fixed number of shares). In reviewing our 2006 program, Mercer noted that performance-contingent long-term incentive awards to non-employee directors are rare, the sample size of our total stockholder return peer group is low due to industry consolidation, and no true-up is permitted under FAS 123(R) accounting rules for performance shares with market-based vesting criteria if performance goals are not met. Targeted long-term incentive values under the 2007 program are also less costly to the company, as compared to the 2006 program, in terms of accounting expense and number of shares granted.

        Directors who are also employees of the company receive no additional compensation for service as a director. All directors will be reimbursed for expenses incurred in connection with attending a board meeting or committee meeting in accordance with our Director Expense Reimbursement Policy.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        Our board is currently comprised of eleven members. All of the nominees are currently serving on the board. Unless otherwise directed, the proxy holders will vote the proxies received by them for the eleven nominees named below. If any of the nominees is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee who is designated by the present board of directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The directors elected will hold their respective offices until the next annual meeting of stockholders or until their successors are elected and qualified.

        The names of the nominees and certain information about them are set forth below.

Name of Nominee	Age	Position(s) With the Company	Director Since
Katherine A. Cattanach	61	Director	2006
Eric J. Foss	48	Director	2003
Robert P. Freeman	61	Director	1998
Jon A. Grove	62	Director	1998
James D. Klingbeil	71	Vice Chairman of the Board	1998
Robert C. Larson	72	Chairman of the Board	2000
Thomas R. Oliver	66	Director	2003
Lynne B. Sagalyn	59	Director	1996
Mark J. Sandler	64	Director	1996
Thomas W. Toomey	46	Chief Executive Officer, President and Director	2001
Thomas C. Wajnert	62	Director	2006

        There is no family relationship between any of our directors or executive officers.

        Katherine A. Cattanach, Ph.D. was a General Partner of INVESCO Private Capital, Inc. (formerly Sovereign Financial Services, Inc.), a company specializing in private equity investments, from 1987 to 2005. From 2005 to March 2006, she served as a director and member of the audit and compensation committees of Collect America, Ltd. She is currently a member and Vice Chair of the Denver Museum of Nature and Science Foundation Board and a member, former director and President of the Denver Society of Security Analysts. She is active in and serves as a member of numerous charitable organizations.

        Eric J. Foss has served as President and Chief Executive Officer of The Pepsi Bottling Group, Inc. since July 2006. From September 2005 to July 2006, Mr. Foss served as the Chief Operating Officer of The Pepsi Bottling Group, Inc. Previously, Mr. Foss served as the President of the North America division of Pepsi Bottling Group, Inc. from September 2001 to September 2005. Mr. Foss also served as Executive Vice President of the North America division of Pepsi Bottling Group, Inc., from August 2000 to September 2001, was Senior Vice President of Sales and Marketing for the North America division of Pepsi Bottling Group, Inc., from March 1999 to August 2000 and was General Manager of European Operations for PepsiCo from December 1996 to March 1999.

        Robert P. Freeman has served as President of Landfall Capital LLC, New York, New York, a private real estate merchant bank, since 2001. Previously, Mr. Freeman was a Managing Director of Wells Hill Partners, Ltd., New York, New York, a real estate investment banking firm, from 1999-2001 and a Managing Director of Lazard Frères & Co. LLC, a private investment bank, and President of Lazard Frères Real Estate Investors, L.L.C., a real estate investment company, from 1992 to 1999. He is active in and serves as a director of numerous private companies and charitable organizations.

        Jon A. Grove was the Chairman, President and Chief Executive Officer of ASR Investments Corporation since its organization in 1987 until our acquisition of ASR in 1998. He currently serves as a director of American Southwest Holdings, Inc. in Phoenix, Arizona.

        James D. Klingbeil is Vice Chairman of the Board of Directors and the Chairman and Chief Executive Officer of Klingbeil Multifamily Fund IV and Klingbeil Multifamily Fund V, f/k/a American Apartment Communities III, and Klingbeil Multifamily Fund VI. He was Chairman and Chief Executive Officer of American Apartment Communities II from 1995 until its merger with the company in December of 1998. He is also Chairman and Chief Executive Officer of Klingbeil Capital Management, The Klingbeil Company and Khempco Building Supply Company. He currently serves as a director of Broad Street Financial and numerous private companies. He is also a member of the Board of Trustees of the Urban Land Institute.

        Robert C. Larson has been Chairman of the Board of Directors since March 2001. He is a managing director of Lazard Alternative Investments LLC and is chairman of Lazard Real Estate Partners, LLC, a real estate investment company. He is also chairman of Larson Realty Group, a privately owned, Detroit-based company engaged in real estate investment, development, management and leasing. Mr. Larson was chairman of the Taubman Realty Group from 1990 to 1998 and vice chairman and a director of Taubman Centers, Inc. until his retirement in May 2000. He currently serves as a director of InterContinental Hotels Group plc. In addition, Mr. Larson represents Lazard as a director of Destination Europe Limited, as a director and chairman of Commonwealth Atlantic Properties, Inc., as a director of Atria Senior Living Group, Inc., and as a member of the Partnership Committee of DP Operating Partnership, L.P. He is also vice chairman of the Board of Trustees of the Urban Land Institute.

        Thomas R. Oliver was Chairman of InterContinental Hotels, Inc. from 2002 until his retirement on March 31, 2003. From 1997 to October 2002 he also served as Chief Executive Officer of InterContinental Hotels, Inc. From 1996 to 1997 he was Chief Executive Officer of AudioFax, Inc. and from 1993 to 1996 he was Chief Executive Officer of VoiceCom Systems, Inc. From 1991 to 1993 Mr. Oliver served as Chief Operating Officer and Executive Vice President of Worldwide Customer Operations for FedEx. At FedEx he led the development and launch of the FedEx letter packaging concept, and created and led the quality process that enabled FedEx to become the first American service company to win the United States Malcolm Baldrige National Quality Award. He currently serves as a director of Interface, Inc., the world's largest manufacturer and marketer of carpet tiles.

        Lynne B. Sagalyn, Ph.D. has been a Professor of Real Estate Development and Planning at the University of Pennsylvania, with appointments in both the School of Design (City Planning) and the Wharton School (Real Estate) since January 2004. Previously, she was the Earle W. Kazis and Benjamin Schore Director of the M.B.A. Real Estate Program and director of the Paul Milstein Center for Real Estate at the Columbia University Graduate School of Business, where she was a professor and the director of the program from 1992 through 2003. From 1991 to 1992, she was a visiting professor at Columbia University. From 1987 to 1991, she was an associate professor of Planning and Real Estate Development at Massachusetts Institute of Technology. She is also on the faculty of the Weimer School for Advanced Studies in Real Estate and Land Economics. Dr. Sagalyn is a trustee and Chair of the Audit Committee of Capital Trust, Inc., a public real estate investment trust that specializes in real estate lending, a member of the Advisory Board of Goldman Family Enterprises and on the Advisory Board of the Taubman Center for State and Local Government at the J.F.K. School of Government at Harvard University. She has also served on the New York City Board of Education Chancellor's Commission on the Capital Plan.

        Mark J. Sandler was a Senior Managing Director of Bear, Stearns & Co., Inc., an investment banking firm, in charge of its real estate operations until his retirement in October 1988. From 1968 through 1980 he was a Partner with Donaldson Lufkin & Jenrette, an investment banking firm. Since that time, Mr. Sandler has managed his personal and family investments. Mr. Sandler was a director of South West Property Trust Inc. at the time we acquired South West in 1996. He served as a Trustee of Amherst College and of Northfield Mt. Hermon School and was also a founder of New Jersey SEEDS, which provides private school education for gifted, motivated but financially disadvantaged children.

        Thomas W. Toomey has been our Chief Executive Officer and President since February 2001. Prior to joining us, Mr. Toomey was with Apartment Investment and Management Company, or AIMCO, a publicly traded real estate investment trust, where he served as Chief Operating Officer for two years and Chief Financial Officer for four years. During his tenure at AIMCO, Mr. Toomey was instrumental in the growth of AIMCO from 34,000 apartment homes to 360,000 homes. He has also served as a Senior Vice President at Lincoln Property Company, a national real estate development, property management and real estate consulting company, from 1990 to 1995. He currently serves as a member of the board of the National Association of Real Estate Investment Trusts and the National MultiHousing Council and he serves as Chairman of the Pandemic Flu Preparedness Committee of the Real Estate Roundtable.

        Thomas C. Wajnert is self-employed and serves as a Senior Advisor to Bear Stearns Merchant Banking. He was Managing Director of FairView Advisors, LLC, a merchant bank, from January 2002 to July 2006. He has also served as Chairman of FGIC Corporation, the parent company of Financial Guaranty Insurance Company, since November 2005, and as a principal of the Alta Group. He was Chairman and Chief Executive Officer of SEISMIQ, Inc, a provider of advanced technology to the commercial finance and leasing industry, from its founding in April 2000 until December 2001. Mr. Wajnert also was the Chairman of, and a significant investor in, EPIX Holdings, Inc., a professional employer organization, from March 1998 until November 2003, where he also served as Chief Executive Officer from March 1998 to April 1999. Previously, Mr. Wajnert was Chairman of the Board of Directors from January 1992 until December 1997, and Chief Executive Officer from November 1984 until December 1997, of AT&T Capital Corporation (NYSE), a commercial finance and leasing company. He was self-employed from December 1997 to March 1998. Mr. Wajnert serves on the boards of directors of NYFIX, Inc. and Reynolds American, Inc. (NYSE).

Vote Required and Board of Directors' Recommendation

        The eleven nominees receiving the highest number of affirmative votes cast at the meeting shall be elected as directors.

Our board of directors recommends that the stockholders vote "FOR" the director nominees listed above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the shares of our common stock beneficially owned by (1) each of our directors, (2) the named executive officers, (3) all of our directors and executive officers as a group, and (4) all persons known by us to beneficially own more than 5% of our outstanding voting stock. We have determined the beneficial ownership shown on this table in accordance with the rules of the SEC. Under those rules, shares are considered beneficially owned if held by the person indicated, or if such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares the power to vote, to direct the voting of and/or to dispose of or to direct the disposition of such security. Except as otherwise indicated in the accompanying footnotes, beneficial ownership is shown as of March 13, 2007.

	Amount and Nature of Beneficial Ownership
				Shares for Which Beneficial Ownership Can Be Acquired Upon Redemption of Partnership Interests(2)
			Shares for Which Beneficial Ownership Can Be Acquired Within 60 Days(1)			Total Beneficial Ownership
Name of Beneficial Owner	Shares Beneficially Owned					Number of Shares(1)(3)	Percent of Class(3)(4)
Thomas W. Toomey	593,617		320,000	614,925	(6)	1,528,542	1.12%
James D. Klingbeil	71,517	(5)	71,679	1,348,183	(5)	1,491,379	1.09%
Jon A. Grove	246,549		374,070	—		620,619	*
W. Mark Wallis	98,845	(7)	201,296	273,897	(6)(8)	574,039	*
Christopher D. Genry	116,640		—	184,813	(6)	301,453	*
Mark J. Sandler	128,900	(9)	35,448	—		164,348	*
Martha R. Carlin	48,875	(10)	—	98,180	(6)	147,055	*
Lynne B. Sagalyn	48,529	(11)	40,943	—		89,472	*
Robert P. Freeman	75,174		—	—		75,174	*
Lester C. Boeckel	12,600		—	37,728	(6)	50,328	*
Robert C. Larson	25,002		19,231	—		44,233	*
Michael A. Ernst	30,639		—	—		30,639	*
Thomas R. Oliver	20,262	(12)	—	—		20,262	*
Eric J. Foss	20,099		—	—		20,099	*
Katherine A. Cattanach	7,829		—	—		7,829	*
Thomas C. Wajnert	7,829		—	—		7,829	*
All directors and executive officers as a group (27 persons)	1,865,620		1,190,167	2,646,611		5,702,399	4.08%
FMR Corp.(13) 82 Devonshire Street Boston, MA 02109	20,190,344		—	—		20,190,344	14.87%
The Vanguard Group, Inc.(14)	8,640,338		—	—		8,640,338	6.36%
Barclays Global Investors, N.A.(15)	7,231,874		—	—		7,231,874	5.32%

*
Represents beneficial ownership of less than 1%, based on 135,824,385 shares of common stock outstanding as of March 13, 2007. On March 13, 2007, there were 2,803,812 shares of our Series E preferred stock and 666,293 shares of our Series F preferred stock outstanding.

(1)
Assumes exercise in full of all options exercisable within 60 days of March 13, 2007, by our directors and executive officers. For Mr. Grove, this also includes 318,791 shares beneficially held in ASR Investments Corporation Key Executive Share Option Plan.

(2)
Includes the number of shares of common stock into which OP Units in United Dominion Realty, L.P., a Delaware limited partnership ("UDR LP") beneficially owned by the person are redeemable if the company elects to issue shares of common stock rather than pay cash on such redemption. The holder of the OP Units has the right to require UDR LP to redeem all or a portion of the OP Units held by the holder in exchange for a cash payment based on the market value of our common stock at the time of redemption. However, UDR LP's obligation to pay the cash amount is subject to the prior right of the company to acquire such OP Units in exchange for either the cash amount or shares of our common stock. In the case of the Series A Out-Performance Partnership Shares (the "Series A Units") of UDR Out-Performance I, LLC (the "Series A LLC") that may be exchanged at the Series A LLC's option for Out-Performance Partnership Shares ("Series A OPPSs") issued by UDR LP, and then may be exchanged by their holder for OP Units, such redemption rights will not vest until one year after the date of any such exchange of Series A OPPSs for OP Units.

(3)
Such beneficial ownership calculations assume that all OP Units and Series A Units beneficially owned by the person indicated and outstanding as of March 13, 2007, are redeemed in exchange for shares of common stock (notwithstanding any holding period requirements, exchange rights and, in the case of the Series A Units, the absence of a change of control or termination of employment prior to vesting). See Notes (2) and (6).

(4)
Based on 135,824,385 shares of common stock outstanding at the close of business on March 13, 2007. Shares issuable pursuant to options which are exercisable within 60 days of March 13, 2007, or upon redemption of the OP Units, are deemed outstanding for computing the percentage of the person holding such options or shares, but are not deemed outstanding for computing the percentage of any other person.

(5)
Shares beneficially owned include 44,345 shares of common stock held by PKD Foundation. Mr. Klingbeil has the power to direct the voting of such shares. Mr. Klingbeil is deemed to indirectly beneficially own 1,348,183 shares of common stock into which OP Units directly owned by certain limited partnerships and limited liability companies are redeemable if the company elects to issue shares of common stock rather than pay cash on such redemption.

(6)
Based on beneficial ownership of Series A Units. The only asset of the Series A LLC is the Series A OPPSs issued by UDR LP. Beginning on June 1, 2004, the Series A Units may be exchanged at the Series A LLC's option for Series A OPPSs on a 1:1 basis. Each Series A OPPS is exchangeable for 1.509 OP Units.

(7)
Includes 3,350 shares of common stock indirectly held by a SEP IRA and 43,239 shares of common stock pledged as security.

(8)
Includes 20,000 Series A Units owned by Wallis Investments LLC.

(9)
Includes 15,000 shares indirectly held in a trust for Mr. Sandler's children.

(10)
Includes 9,456 shares of common stock held by Ms. Carlin's husband.

(11)
Includes 1,200 shares of common stock held by Dr. Sagalyn's husband and 500 shares of common stock jointly owned by Dr. Sagalyn and her daughter, which shares Dr. Sagalyn may be deemed the beneficial owner of as a result of her shared power to vote and dispose of such shares. Dr. Sagalyn disclaims any beneficial ownership interest in such shares. Includes 3,000 shares of common stock pledged as security.

(12)
Includes 9,433 shares of common stock indirectly held in a trust for Mr. Oliver's family.

(13)
Beneficial ownership is as of December 31, 2006, as reflected in a statement on Schedule 13G filed by FMR Corp. on behalf of Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp. with the SEC on February 14, 2007. Based on information contained in the Schedule 13G, Fidelity is the beneficial owner of 17,751,443 shares or 13.179% of our common stock as a result of acting as investment adviser to various investment companies. The ownership of one investment company, Real Estate Investment Portfolio, amounted to 12,226,100 shares or 9.077% of the common stock outstanding. Real Estate Investment Portfolio has its principal business office at 82 Devonshire Street, Boston, Massachusetts 02109. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the funds each has the sole power to dispose of the 17,751,443 shares owned by the Funds. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds' Board of Trustees. Fidelity Management Trust Company is the beneficial owner of 40,800 shares or 0.03% of the common stock outstanding as a result of its serving as investment manager of the institutional account(s). Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Management Trust Company, each has the sole power to dispose of the 40,800 shares owned and the sole power to vote or to direct the voting of 40,800 shares of common stock owned by the institutional account(s) discussed above. Strategic Advisers, Inc. provides investment advisory services to individuals. As such, FMR Corp.'s beneficial ownership includes 3,087 shares of the common stock outstanding, beneficially owned through Strategic Advisers, Inc. Fidelity International Limited and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors. Fidelity International Limited is the beneficial owner of 385,000 shares of the common stock outstanding.

(14)
Beneficial ownership is as of December 31, 2006, as reflected in a statement on Schedule 13G filed by The Vanguard Group, Inc. ("Vanguard") with the SEC on February 14, 2007. Based on information contained in the Schedule 13G, Vanguard is the beneficial owner of 8,640,338 shares or 6.41% of our common stock. Vanguard has its principal business office at 100 Vanguard Blvd., Malvern, PA 19355. Vanguard has the sole power to dispose of the 8,640,338 shares owned. Vanguard has the sole power to vote or direct the voting of 39,368 shares owned. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 39,368 shares. Vanguard Fiduciary Trust Company has the sole power to vote 39,368 shares.

(15)
Beneficial ownership is as of December 31, 2006, as reflected in a statement on Schedule 13G filed by Barclays Global Investors, NA ("Barclays") with the SEC on February 14, 2007. Based on information contained in the Schedule 13G, Barclays is the beneficial owner of 7,231,874 shares or 5.37% of our common stock as a result of acting as investment adviser to various investment companies. The ownership of one investment company, Barclays amounted to 3,391,748 shares or 2.51% of the common stock outstanding. Barclays has its principal business office at 45 Fremont Street, San Francisco, CA 94105. Barclays has the sole power to dispose of the 3,391,748 shares owned. Barclays has the sole power to vote or direct the voting of 2,842,523 shares owned. The ownership of another investment company, Barclays Global Fund Advisors amounted to 3,527,046 shares or 2.61% of the common stock outstanding. Barclays Global Fund Advisors has its principal business office at 45 Fremont Street, San Francisco, CA 94105. Barclays Global Fund Advisors has the sole power to dispose of the 3,527,046 shares owned. Barclays Global Fund Advisors has the sole power to vote or direct the voting of 3,527,046 shares owned.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        Compensation Design and Philosophy.    Our compensation programs are designed to further our goals of increasing dividend income and share price appreciation by providing equitable economic motivation to our executive officers and other key employees. More specifically, our compensation program seeks to:

  •
  provide appropriate incentives for the executives while aligning their interests with those of our stockholders;

  •
  attract and retain management talent by providing compensation competitive with other publicly and privately held real estate investment companies; and

  •
  focus executives on current and long-term business objectives and critical issues.

        Our Compensation Committee, which is composed of independent members of our board of directors, is responsible for developing and administering compensation programs for (1) executive officers, including base salaries, annual incentives and long-term incentive plans, and (2) long-term incentive compensation plans for all associates. The independent directors meet each year in executive session, without the CEO present, to evaluate the performance of our CEO and determine and approve our CEO's compensation. Our CEO makes recommendations to, and consults with, the Compensation Committee as to the amount of proposed base salaries for the executive officers who report directly to our CEO. After such consultation, the Compensation Committee sets the base salaries for the year for these executive officers and approves salary ranges for other executive officers based upon salaries paid for similar positions within the real estate and REIT industry (with an emphasis on the multi-family sector) as published in industry statistical surveys and the proposed base salary relative to that of the other executive officers.

        Our compensation philosophy is (1) target base salaries to be generally within the 50th percentile of the REIT peer group, (2) target annual incentive compensation (bonuses in the form of cash and restricted stock) in amounts sufficient to bring total cash compensation to approximately industry averages when performance objectives are met and to the upper percentiles when individual and/or company performance is superior, and (3) target equity compensation and long-term incentives to be approximately equal to industry averages when performance objectives are met and above industry average when long-term performance of our common stock exceeds our objectives. Our long-term incentive compensation is intended to reward our executive officers based on the extent to which the executive officers exceed performance objectives. The mix, level and structure of performance-based incentive elements reflect real estate industry practices as well as the executive's role and relative impact on business results consistent with our variable pay-for-performance philosophy.

        An analysis by Mercer Human Resource Consulting ("Mercer") reflects that the average market median compensation mix for the top five named executive officer positions was as follows: base salary: 32% of overall compensation; bonus 26% of overall compensation, and long-term incentive compensation: 42%. Under our compensation structure, the mix of base salary, bonus and long-term incentive compensation has varied. For the Chief Executive Officer and Executive Vice Presidents (and equivalents) the base salary has been approximately 20%-25% of overall compensation, bonuses have been approximately 40%-45%, and long-term incentive compensation has been approximately 35%-40%. We believe these allocations are consistent with our overall compensation philosophy as described above.

        Forms of Compensation.    Compensation of our executive officers is comprised of three components: (1) base salary, (2) annual incentive compensation (bonuses), and (3) long-term incentive compensation. As an executive's level of responsibility increases, a greater portion of total compensation is based on long-term performance-based incentive compensation and less on base salary, thereby creating the potential for greater variability in the individual's compensation level from year to year.

        Base Salary.    The Compensation Committee annually reviews and determines the base salary of our executive officers. The Compensation Committee targets the base salary for our executive officers generally within the 50th percentile of the competitive market. In setting executive officer salaries within that range, the Compensation Committee considers the individual officer's qualifications, performance against specific goals and the competitive market for qualified executives.

        Annual Incentive Compensation.    Annual incentive compensation (bonuses) is tied to company performance and the degree to which our executives' individual objectives are achieved and is designed to bring our executives' total compensation to approximately industry averages when performance objectives are met and to the upper percentile when performance is superior. The primary corporate objectives considered in determining annual incentive compensation for our executive officers are: (1) growth in funds from operations per share, (2) our total return to common stockholders compared to other REITs as shown on the performance graph in this proxy statement, (3) our balance sheet strength and flexibility, (4) growth of dividend, (5) same community operating results compared to the apartment REIT peer group results, and (6) other key company objectives. With respect to other executive management, our CEO establishes individual goals and performance measures and targets that vary based on company, departmental and personal performance objectives. The company's overall bonus structure is reviewed annually by the Compensation Committee.

        Equity Compensation and Long-Term Incentives.    Long-term incentives are designed to foster significant ownership of our common stock by our management, promote a close alignment of interests between our management and stockholders, motivate our management to achieve long-term growth and success of our organization and enhance our stockholder value. Long-term incentive compensation is targeted to be approximately equal to industry averages when performance objectives are met and to be above industry averages when the long-term performance of our common stock is above average. The components of our long-term incentive compensation were Performance Accelerated Restricted Stock Awards, or "PARS" under the 1999 Long-Term Incentive Plan and restricted stock grants, each of which focus on current year Funds From Operations results compared to our target and to a REIT peer group, and our Out-Performance Programs, which focus on long-term total return of our stockholders compared to a threshold rate. The Compensation Committee considers the Out-Performance Programs, the PARS Programs and restricted stock grants to be the principal methods of retaining key members of senior management and incentivising them to focus on increasing dividend income and share price appreciation. Each of these programs is intended to align the interests of our executive officers with those of our stockholders. The Compensation Committee reviews the long-term incentive compensation at least annually to ensure that the key elements continue to meet the company's objective of enhancing the alignment of our executive officers' interests with those of our stockholders.

        Retirement Plans.    We have a Profit Sharing Plan, which is a defined contribution plan covering all eligible full-time employees. Under the Profit Sharing Plan, we make discretionary profit sharing and matching contributions to the plan as determined by the Compensation Committee. Details regarding our matching contributions for our named executives officers are set forth below under the Summary Compensation Table.

        Perquisites and Other Benefits.    We annually review the perquisites that our executive officers receive. The primary perquisites for senior managers at or above the level of executive vice president (and equivalents) are company-paid health insurance (including dental), life insurance, disability insurance and accidental death and disability insurance.

        Our executive officers also participate in our other benefit plans on the same terms as other employees. These plans include group health insurance, dental insurance, long-term disability insurance and life insurance. Relocation benefits are also paid but are individually negotiated when they occur.

        Compensation Consultant.    We have engaged Mercer to assist the company and the Compensation Committee in developing a compensation program for our executive officers and other key employees. As part of their engagement, Mercer provides the Compensation Committee with a market pay analysis of composite market values for base salary, total cash compensation (consisting of base salary plus annual incentives), long-term incentive and total direct compensation. In addition, Mercer reviews the competitiveness of our executive pay levels and company performance against pay and performance levels for a diversified peer group of 16 comparably-sized REITs, a number of whom are direct competitors with the company. For 2006, the REIT peer group included the following companies: Apartment Investment and Management Company (NYSE: AIV), Archstone-Smith Trust (NYSE: ASN), AvalonBay Communities Inc. (NYSE: AVB), BRE Properties, Inc. (NYSE: BRE), Camden Property Trust (NYSE: CPT), CBL & Associates Properties, Inc. (NYSE: CBL), Colonial Properties Trust (NYSE: CLP), Developers Diversified Realty Corporation (NYSE: DDR), Essex Property Trust (NYSE: ESS), Home Properties, Inc. (NYSE: HME), Liberty Property Trust (NYSE: LRY), The Macerich Company (NYSE: MAC), Mack-Cali Realty Corporation (NYSE: CLI), New Plan Excel Realty Trust, Inc. (NYSE: NXL), Regency Centers Corporation (NYSE: REG), and Brookfield Properties Corporation (NYSE: BPO). The Compensation Committee also considers recommendations from management and reviews information concerning compensation offered by other companies in the REIT industry, as well as other publicly traded companies similar in size and growth rate to the company.

        How we Determined Compensation for 2006.    In 2006, the compensation of our executive officers was based 25% on the company's performance and 75% on the individual's performance against specific goals.

        Company Performance.    The company's performance was evaluated based upon the following seven variables: total shareholder return; FFO growth; earnings multiple improvement; same store revenue growth; same store expense growth, dividend growth and FFO payout ratios compared to the REIT peer group.

        Individual Performance.    The individual's performance is evaluated against specific goals set by our CEO or in the CEO's case, by the board of directors.

        Compensation of CEO.    The primary factors considered by the Compensation Committee in determining Mr. Toomey's compensation were the following:

  •
  Total shareholder return, or TSR, as compared to TSR of the REIT peer group;

  •
  Dividend growth;

  •
  Operating performance as compared to operating performance of the REIT peer group;

  •
  FFO growth;

  •
  FFO payout ratio as compared to FFO payout ratio of the REIT peer group; and

  •
  Development and implementation of strategic operating plans.

        The Compensation Committee also considered the degree to which Mr. Toomey met individual goals established at the beginning of the year and evaluations of his performance during the year by all members of our board of directors.

        Based upon these factors and in accordance with our stated compensation philosophy, the Compensation Committee increased the annual base salary of Mr. Toomey to $500,000 for 2007 from $450,000 for 2006. In February 2007, the Compensation Committee awarded Mr. Toomey a bonus of $1.3 million for fiscal 2006 payable in cash of $500,000 and $800,000 in the form of a grant of 23,696 shares of restricted common stock, which shares vest on February 8, 2011.

        Compensation of Other Executive Officers.    In accordance with our stated compensation philosophy, we also increased the other executive officers' base salaries for fiscal 2007 by approximately 0% to 36%

so that they were generally within the 50th percentile range of the base salary of companies in the REIT peer group.

        Annual incentive awards to our executive officers were recommended by our CEO and reviewed and approved by the Compensation Committee. Primary considerations were FFO growth, TSR growth, improvements in the balance sheet, dividend growth, as well as the assessed contribution of these individual executives to the company's performance and the degree to which the individual executives attained their individual goals.

        The Compensation Committee generally makes its final compensation decisions for each fiscal year after the end of that fiscal year including determining bonuses, which may consist of a combination of cash and restricted stock, and long-term incentive awards, if any. Also, after the end of the fiscal year, base salaries and criteria for annual incentive and long-term incentive compensation are set for the following fiscal year.

Compensation of Executive Officers

        The following table summarizes total compensation for the 2006 fiscal year earned by our principal executive officer, our principal financial officer, our former principal financial officer, and the three other most highly compensated executive officers who were serving as executive officers at the end of 2006. The executive officers named in the table below are referred to in this proxy statement as the "named executive officers."

  Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (h)	All Other Compensation ($) (i)	Total ($) (j)
Thomas W. Toomey(1)
Chief Executive Officer and President	2006	$450,000	$1,300,000	$1,358,005	-0-	-0-	-0-	$388,138	$3,496,143
Michael A. Ernst(2)
Executive Vice President and Chief Financial Officer	2006	$150,000	$300,000	$289,489	-0-	-0-	-0-	$274,878	1,014,367
W. Mark Wallis(3)
Senior Executive Vice President	2006	$330,000	$1,100,000	$458,050	-0-	-0-	-0-	$70,119	1,958,169
Martha R. Carlin(4)
Executive Vice President, Director of Property Operations	2006	$250,000	$700,000	$432,504	-0-	-0-	-0-	$58,731	1,441,235
Lester C. Boeckel(5)
Senior Vice President— Condominiums	2006	$205,000	$555,000	$51,250	-0-	-0-	-0-	$15,810	827,060
Christopher D. Genry(6)
Executive Vice President— Corporate Strategy	2006	$260,000	$400,000	$69,642	-0-	-0-	-0-	$50,034	779,676

(1)
Mr. Toomey received $500,000 of his 2006 bonus in cash and $800,000 in the form of a grant of 23,696 shares of restricted common stock at a price of $33.76 per share on the date of grant, which date was February 8, 2007. These shares of restricted common stock are reflected above under "Stock Awards." The shares of restricted common stock vest on February 8, 2011. Distributions are paid on the shares of restricted common stock at the same rate as on unrestricted common stock. Mr. Toomey was awarded $558,005 in value of PARS in the form of a grant of 23,318 shares of PARS under the 2006 PARS Program. The shares of PARS vest pro rata on January 1 of each year for the four-year period ending on January 1, 2010. "All Other Compensation" includes $8,818 for company-paid health insurance (including dental) and $665 for company-paid life insurance, accidental death and disability insurance and disability insurance for Mr. Toomey. "All Other Compensation" also includes dividends received during fiscal 2006 on unvested restricted stock awards of $378,655.

(2)
Mr. Ernst joined the company on July 5, 2006. His annual base salary for 2006 was $300,000. The amount reflected in the table above under "Salary" is the prorated amount of his annual base salary that he received in 2006. Mr. Ernst received $150,000 of his 2006 bonus in the form of cash and $150,000 in the form of a grant of 4,443 shares of restricted common stock at a price of $33.76 per share on the date of grant, which was February 8, 2007. These shares of restricted stock are reflected above under "Stock Awards." The shares of restricted common stock vest pro rata over a four-year period ending February 8, 2011. Distributions are paid on the restricted common stock at the same rate as on unrestricted stock. Mr. Ernst was awarded $139,489 in value of PARS in the form of a grant of 5,829 shares of PARS under the 2006 PARS Program. The shares of PARS vest pro rata on January 1 of each year for the four-year period ending on January 1, 2010. "All Other Compensation" includes $2,939 for company-paid health insurance (including dental) and $219 for company-paid life insurance, accidental death and disability insurance and disability insurance for Mr. Ernst. As part of Mr. Ernst's employment agreement with us, he was paid a sign-on bonus of $216,200, $500,000 in value of shares of restricted common stock and $38,014 in relocation expenses in connection with his move to Colorado. "All Other Compensation" also includes dividends received during fiscal 2006 on unvested restricted stock awards of $17,506.

(3)
Mr. Wallis received $1,000,000 of his 2006 bonus in the form of cash and $100,000 in the form of a grant of 2,962 shares of restricted common stock at a price of $33.76 per share on the date of grant, which was February 8, 2007. These shares of restricted stock are reflected above under "Stock Awards." The shares of restricted common stock vest pro rata over a four-year period ending February 8, 2011. Distributions are paid on the restricted common stock at the same rate as on unrestricted stock. Mr. Wallis was awarded $358,050 in value of PARS in the form of a grant of 14,962 shares of PARS under the 2006 PARS Program. The shares of PARS vest pro rata on January 1 of each year for the four-year period ending on January 1, 2010. "All Other Compensation" includes $5,235 for company-paid health insurance (including dental) and $656 for company-paid life insurance, accidental death and disability insurance and disability insurance for Mr. Wallis. "All Other Compensation" also includes dividends received during fiscal 2006 on unvested restricted stock awards of $64,228.

(4)
Ms. Carlin received $500,000 of her 2006 bonus in the form of cash and $200,000 in the form of a grant of 5,924 shares of restricted common stock at a price of $33.76 per share on the date of grant, which was February 8, 2007. These shares of restricted stock are reflected above under "Stock Awards." The shares of restricted common stock vest pro rata over a four-year period ending February 8, 2011. Distributions are paid on the restricted common stock at the same rate as on unrestricted stock. For 2006, Ms. Carlin received a $1,535 non-discretionary 401(k) matching contribution made by us under our profit sharing plan. Ms. Carlin was awarded $232,504 in value of PARS in the form of a grant of 9,716 shares of PARS under the 2006 PARS Program. The shares of PARS vest pro rata on January 1 of each year for the four-year period ending on January 1, 2010. "All Other Compensation" includes $8,818 for company-paid health insurance (including dental) and $656 for company-paid life insurance, accidental death and disability insurance and disability insurance for Ms. Carlin. "All Other Compensation" also includes dividends received during fiscal 2006 on unvested restricted stock awards of $49,257.

(5)
For 2006, Mr. Boeckel received a $6,639 non-discretionary 401(k) matching contribution made by us under our profit sharing plan. On December 8, 2006, Mr. Boeckel was awarded $51,250 in value of PARS in the form of a grant of 1,328 shares of PARS under the 2006 PARS Program. The shares of PARS vest pro rata on January 1 of each year for the four-year period ending on January 1, 2010. "All Other Compensation" includes $8,818 for company-paid health insurance

  (including dental) and $608 for company-paid life insurance, accidental death and disability insurance and disability insurance for Mr. Boeckel. "All Other Compensation" also includes dividends received during fiscal 2006 on unvested restricted stock awards of $6,384.

(6)
Mr. Genry served as our Chief Financial Officer until July 5, 2006. Mr. Genry's last day of employment with us was December 31, 2006. For 2006, Mr. Genry received a $6,639 non-discretionary 401(k) matching contribution made by us under our profit sharing plan. "All Other Compensation" includes $3,658 for company-paid health insurance (including dental) and $656 for company-paid life insurance, accidental death and disability insurance and disability insurance for Mr. Genry. "All Other Compensation" also includes dividends received during fiscal 2006 on unvested restricted stock awards of $45,720.

          Grants of Plan-Based Awards Table

  The following table provides information concerning each grant of an award made to a named executive officer in the 2006 fiscal year.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Approval Date	Number of Non- Equity Incentive Units Granted (#)	Threshold (#)	Target (#)	Maximum (#)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Closing Price on Grant Date ($/Sh)	Grant Date Fair Value of Stock and Option Awards
(a)	(b)			(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
Thomas W. Toomey(1)	12/8/06	12/8/06	-0-	-0-	-0-	-0-	28,293	28,293	38,478	23,696	-0-	-0-	-0-	-0-
Michael A. Ernst(1)	12/8/06	12/8/06	-0-	-0-	-0-	-0-	16,504	16,504	22,445	4,443	-0-	-0-	-0-	-0-
W. Mark Wallis(1)	12/8/06	12/8/06	-0-	-0-	-0-	-0-	18,155	18,155	24,691	2,962	-0-	-0-	-0-	-0-
Martha R. Carlin(1)	12/8/06	12/8/06	-0-	-0-	-0-	-0-	13,754	13,754	18,705	5,924	-0-	-0-	-0-	-0-
Lester C. Boeckel	12/8/06	12/8/06	-0-	-0-	-0-	-0-	1,611	1,611	2,191	-0-	-0-	-0-	-0-	-0-
Christopher D. Genry(2)	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

(1)
Mr. Toomey, Mr. Ernst, Mr. Wallis and Ms. Carlin received $800,000, $150,000, $100,000 and $200,000 of their 2006 bonus, respectively, in the form of a grant of 23,696, 4,443, 2,962 and 5,924 shares, respectively, of restricted common stock

(2)
Mr. Genry's last day of employment with us was December 31, 2006.

  Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

        Restricted Stock Awards.    Mr. Toomey, Mr. Ernst, Mr. Wallis and Ms. Carlin received $800,000, $150,000, $100,000 and $200,000 of their 2006 bonus in the form of a grant of 23,696, 4,443, 2,962 and 5,924 shares, respectively, of restricted common stock at a price of $33.76 per share on the date of grant, which was February 8, 2007. Mr. Toomey's restricted common stock vests on February 8, 2011. The other named executive officers' shares vest pro rata over a four-year period ending February 8, 2011. Distributions are paid on the restricted common stock at the same rate as on unrestricted common stock. These restricted stock awards are reflected in the "Stock Awards" column of the Summary Compensation Table above. The amount reflected in the "Stock Awards" column includes the aggregate grant date value of the named executive officer's stock awards. Distributions on the named executive officer's outstanding stock awards during 2006 are reflected in the Summary Compensation Table under the heading "All Other Compensation."

        PARS Program.    As part of our long-term incentive compensation, executive officers are eligible to receive grants of Performance Accelerated Restricted Stock Awards, or "PARS," under our 1999 Long-Term Incentive Plan. An executive may be awarded a number of shares of common stock with a target grant date value equal to a percentage of the executive's base salary. The shares of common stock may be adjusted, upward or downward, based on our FFO performance against selected peer companies in the REIT industry and our FFO targets during the performance period. The target award level is set by the Compensation Committee, in consultation with our CEO, each year and compares our performance to the relative performance of selected peer companies in the REIT industry during the performance period. Participants are paid dividends on the target award shares during the performance period.

        The 2006 PARS Program commenced January 1, 2006 with a maximum pay-out of $4.7 million if the company's performance was at 100% of targeted FFO and performance percentile. The number of PARS granted to the participants in the 2006 PARS Program was based on the closing price of our common stock on January 3, 2006, the date of the grant, which price was $23.93. The actual number of shares earned could have ranged from 0% to 116% of the target award level depending on the company's performance during the performance period. For 2006 PARS grants, the FFO per share performance range was $1.51 to $1.73, with the number of PARS earned varying based on our FFO per share growth relative to REIT peers. For example, no PARS could be earned for FFO per share results below $1.62 per share unless our FFO per share growth was at or above the peer group median level. For the 2006 PARS Program, the Compensation Committee authorized actual awards at 62% of the target award level. The earned shares vest over four years. There were 89 participants in the 2006 PARS Program.

        For the 2006 PARS Program, the target award levels expressed as a percentage of the 2006 base salary, the initial number of shares and the actual number of shares granted to our named executive officers was as follows:

	Percentage of Base Salary	Target Award (Shares)	Actual Award (Shares)
Thomas W. Toomey	200%	37,610	23,318
Michael A. Ernst	175%	9,402	5,829
W. Mark Wallis	175%	24,133	14,962
Martha R. Carlin	150%	15,671	9,716
Lester C. Boeckel	25%	2,142	1,328
Christopher D. Genry(1)	130%	14,125	8,757

(1)
Mr. Genry's last day of employment with us was December 31, 2006.

        The amount reflected in the "Stock Awards" column in the Summary Compensation Table includes the aggregate grant date value of the named executive officer's PARS awards for 2006, based on the closing price of our common stock of $23.93 on January 3, 2006. Distributions on the named executive officer's outstanding PARS awards during 2006 are reflected in the Summary Compensation Table under the heading "All Other Compensation."

        In December 2006, the Compensation Committee approved the 2007 PARS Program, which commenced as of January 1, 2007 and could result in a maximum pay-out of $4.9 million if the company's performance is at 100% of the targeted FFO and performance percentile. The actual number of shares earned could range from 0% to 136% of the target award level depending on the company's performance during the performance period. For the 2007 PARS Program, the target award levels expressed as a percentage of the 2007 base salary and the initial number of shares granted to our named executive officers under the target award are as follows:

	Percentage of Base Salary	Target Award (Shares)	Actual Award (Shares)
Thomas W. Toomey	200%	28,293	*
Michael A. Ernst	175%	16,504	*
W. Mark Wallis	175%	18,155	*
Martha R. Carlin	175%	13,754	*
Lester C. Boeckel	25%	1,611	*
Christopher D. Genry(1)	—	—	—

*
The actual number of shares earned could range from 0% to 136% of the target award level depending on the company's performance during the performance period.

(1)
Mr. Genry's last day of employment with us was December 31, 2006.

        The number of PARS granted to the participants in the 2007 PARS Program was based on the closing price of our common stock on January 3, 2007, which price was $31.81. There are 100 participants in the 2007 PARS Program.

        Participants are paid dividends on the target award shares during the performance period. Subject to the participant's continued employment with us, the target award shares and actual award shares, if applicable, vest pro rata over four years from the date of grant in four annual installments.

  Out-Performance Programs.

      Series A and Series B Programs.

        Our stockholders approved our Series A Out-Performance Program in May 2001, pursuant to which certain of our executives and other key officers were given the opportunity to purchase interests in a limited liability company, the only asset of which is a special class of partnership units (which we refer to as the "Series A OPPSs") of United Dominion Realty, L.P., a limited partnership in which we are the sole general partner ("UDR LP"), for an initial investment of $1.27 million. The Series A Out-Performance Program measured the performance of our common stock over a 28-month period beginning February 12, 2001 and ending on May 31, 2004.

        The Series A Program was designed to provide participants with the possibility of substantial returns on their investment if the total return on our common stock, measured by the cumulative amount of dividends paid plus share price appreciation during the measurement period, exceeded the greater of (a) the cumulative total return of the Morgan Stanley REIT Index over the same period; and (b) is at least the equivalent of a 30% total return, or 12% annualized.

        At the conclusion of the measurement period on May 31, 2004, the total return on our common stock satisfied these criteria. As a result, the Series A LLC, as holder of the Series A OPPSs, is entitled to receive distributions and allocations of income and loss from UDR LP equal to the distributions and allocations that would be received on 1,853,204 partnership units of UDR LP (which we refer to as "OP Units"). Such distributions and allocations are distributed to the participants on a pro rata basis based on ownership of interests in the Series A LLC.

        In May 2003, our stockholders approved the Series B Out-Performance Program pursuant to which certain of our executive officers were given the opportunity to purchase interests in the Series B limited liability company, the only asset of which is a special class of partnership units of UDR LP, which we refer to as the Series B OPPSs. The purchase price for the Series B OPPSs was determined by our board of directors to be $1 million, assuming 100% participation, and was based upon the advice of an independent valuation expert. The Series B Program measured the cumulative total return on our common stock over the 24-month period from June 1, 2003 to May 31, 2005.

        The Series B Program was designed to provide participants with the possibility of substantial returns on their investment if the total cumulative return on UDR, Inc.'s common stock, as measured by the cumulative amount of dividends paid plus share price appreciation during the measurement period (a) exceeded the cumulative total return of the Morgan Stanley REIT Index peer group over the same period; and (b) was at least the equivalent of a 22% total return, or 11% annualized. At the conclusion of the measurement period on May 31, 2005, the total cumulative return on our common stock did not satisfy these criteria. As a result, there was no payout under the Series B Program and the investment made by the holders of the Series B OPPSs was forfeited.

      Five-Year Out-Performance Program

        Overview.    In May 2005, our stockholders approved our five-year Out-Performance Program, which includes our Series C, Series D and Series E Out-Performance Programs. Pursuant to the five-year Out-Performance Program, certain of our executive officers and other key employees may be given the opportunity to purchase various series of performance shares of UDR LP, which we refer to generally as "OPPSs." The OPPSs are not securities of UDR, Inc.

        Our five-year Out-Performance Program is designed to provide participants with the possibility of substantial returns on their investment if the total return on our common stock exceeds targeted levels, while putting the participants' investment at risk if those levels are not exceeded. The Out-Performance Program is administered by our Compensation Committee and participants are recommended to the Compensation Committee by the chief executive officer. Members of the board of directors who are not our employees are not eligible to participate in the Out-Performance Program.

        Each series of OPPSs will be issued by UDR LP to a separate limited liability company, referred to herein as an "LLC," formed for the benefit of selected executive officers and other key employees who agree to invest in that series of OPPSs. We do not have an ownership interest in the LLC. The participants contribute funds or offer other consideration to purchase interests in such LLC and will indirectly participate in such series of OPPSs on the basis of each participant's investment in the corresponding LLC. Any executive officer or other key employee who is provided the opportunity to participate in the OPPSs is under no obligation to exercise that right. Prior to the applicable Valuation Date, each LLC will have the right, but not the obligation, to repurchase units from members whose employment terminates and such units may be re-sold by such LLC to selected executive officers or other key employees.

        We anticipate that interests under an outstanding OPPSs program may also be tendered to us for purchase or exchanged in payment for a participant's investment in any subsequent Out-Performance Programs. Any such exchange will be based on the fair market value at the time as determined by an independent valuation expert and will be made solely at the discretion of our board of directors.

        The specific features of the OPPSs, the designation of executive officers and other key employees as potential participants and the level of participation of each participant may vary from series to series of OPPSs.

        Determination of Purchase Price.    The purchase price for each series of OPPSs is set by the Compensation Committee based upon the advice of an independent valuation expert. The company engaged Citigroup to advise the Compensation Committee on appropriate methodology for valuing the Series C OPPS, the Series D OPPS and the Series E OPPS. Citigroup concluded that the OPPS should be viewed, for valuation purposes, as a security having a non-transferable option-like component (i.e. during the period prior to the measurement date) and an illiquid income producing component (i.e. following the measurement date if the out-performance thresholds are met). In other words, because the number of operating partnership ("OP") units that will be earned if the out-performance thresholds are met will be determined in part by the stock price of the common stock on the measurement date, just valuing the income stream of the common stock would have ignored other market variables that form a part of the price of the common stock. Therefore, it was deemed appropriate to use a valuation methodology that would account for market influences on the value of the common stock prior to the measurement date and not just the discounted future dividends on the common stock.

        Measurement Period.    Our performance for each series of OPPSs under the Out-Performance Program is measured over a period to be determined by the Compensation Committee with respect to each such series. The LLC that holds such series of OPPSs will have no right to receive distributions or allocations of income or loss, or to redeem those units prior to the date, referred to as the "Valuation Date," that is the earlier of (i) the expiration of the measurement period for such series of OPPSs, or (ii) the date of a change of control of our company.

        Total Payout.    For each series of OPPSs, the total payout, if any, under each such series of OPPSs will be calculated by (i) determining the amount by which the cumulative total return of our stock exceeds the applicable threshold (the "Excess Return"); (ii) multiplying up to 2.0% of the Excess Return by our Market Capitalization capped at up to 1% of Market Capitalization for each of the Series C and Series D and capped at up to .50% of Market Capitalization for the Series E; and (iii) dividing that number by the market value of one share of our common stock on the applicable Valuation Date, computed as the weighted average price per day for 20 trading days immediately preceding the Valuation Date, in order to determine the equivalent number of OP units. "Market Capitalization" is defined as the average number of our shares outstanding (including common stock, common stock equivalents and OP Units) over the measurement period for each respective series of OPPSs multiplied by the daily closing price of our common stock.

        Distributions and Allocations of Income.    Each series of OPPSs will only be entitled to receive distributions and allocations of income and loss if, as of the Valuation Date, the threshold return during the measurement period for such series was achieved. If the threshold return is met, the LLC as the holder of such series of OPPSs will be entitled to begin receiving distributions and allocations of income and loss from UDR LP equal to the distributions and allocations that would be received on the similar number of OP Units, which is determined based on the total payout described in the preceding paragraph. If, on the respective Valuation Date, the threshold return does not meet the minimum return, then holders of each of such series of OPPSs will forfeit their investment.

        Change-in-Control.    Upon the occurrence of a change of control, each LLC or any participant that holds any OPPSs will have the same redemption rights as other holders of OP Units. In the event of a change of control, each LLC or participant that holds OPPSs may require UDR LP to redeem all or a portion of the units held by such party in exchange for a cash payment per unit equal to the market value of a share of the our common stock at the time of redemption. However, in the event that any units are tendered for redemption, UDR LP's obligation to pay the redemption price will be subject to our prior right to acquire such units in exchange for an equal number of shares of our common stock. Otherwise, no securities of UDR, Inc. are issued in connection with the Out-Performance Programs.

        Features of the Existing OPPS Programs.    In addition to the features described above with respect to our five-year Out-Performance Program, the Series C, Series D and Series E Programs have the following features:

Program	LLC Interests Authorized for Issuance	LLC Interests Sold/Outstanding	Purchase Price Per LLC Interest	Measurement Period	Threshold	Market Capitalization Cap
Series C (2005)	750,000	712,500/690,000	$1.00	June 1, 2005 to May 30, 2008	36% total return or 12% annualized	1%
Series D (2006)	830,000	789,100/733,767	$1.00	January 1, 2006 to December 31, 2008	36% total return or 12% annualized	1%
Series E (2007)	805,000	747,500/747,500	$1.00	January 1, 2007 to December 31, 2009	36% total return or 12% annualized	..50%

        The LLC membership units that are held by our named executive officers in accordance with our Out-Performance Programs are as follows:

Name	Series C Units	Percent of Series C Outstanding	Series D Units	Percent of Series D Outstanding	Series E Units	Percent of Series E Outstanding
Thomas W. Toomey	225,000	32.6%	265,600	36.2%	345,000	46.2%
Michael A. Ernst	0	0	83,000	11.3%	115,000	15.4%
W. Mark Wallis	75,000	10.9%	149,400	20.4%	172,500	23.0%
Martha R. Carlin	45,000	6.5%	166,600	22.7%	115,000	15.4%
Lester C. Boeckel	0	0	0	0	0	0%
Christopher D. Genry	22,000	3.2%	27,667	3.8%	0	0%

        If the valuation date for the Series C and Series D Programs had been December 31, 2006, the total value of the Series C OPPSs to the Series C participants would have been $9,954,871, and the total value of the Series D OPPSs to the Series D participants would have been $2,411,867.

        The following tables illustrate the value of the Series C, Series D and Series E units under different share prices and total returns on our common stock at the applicable valuation date:

SERIES C PROGRAM

	Value to Stockholders
Stock Price at Valuation Date	Total Return(1)	Stockholder Value Achieved(2)	Value of Series C OPPSs To Participants(3)
		(Million)	(Million)
$23.00	21.59%	$173	$—
$24.00	26.14	324	—
$25.00	30.68	475	—
$26.00	35.23	625	—
$27.00	39.77	776	2.81
$28.00	44.32	927	6.29
$29.00	48.86	1,078	9.91
$30.00	53.41	1,229	13.67
$31.00	57.95	1,380	17.56
$32.00	62.50	1,531	21.59
$33.00	67.05	1,682	25.76
$34.00	71.59	1,833	30.07
$35.00	76.14	1,984	34.51
$36.00	80.68	2,135	39.09
$37.00	85.23	2,286	43.80

(1)
Total Return to our stockholders, assuming a 3% dividend growth rate.

(2)
Total Return multiplied by beginning market capitalization of $3.3 billion (based on 150,000,000 outstanding shares of common stock, common stock equivalents and OP Units, an assumed per share price of $22.00 at the beginning of the Series C measurement period).

(3)
Out-Performance stockholder value multiplied by management participation of 2% subject to 1% dilution limit.

SERIES D PROGRAM

	Value to Stockholders
Stock Price at Valuation Date	Total Return(1)	Stockholder Value Achieved(2)	Value of Series D OPPSs To Participants(3)
		(Million)	(Million)
$26.50	34.98	$527	$—
$27.00	37.33	602.98
$27.50	39.67	676	2.75
$28.00	42.02	750	4.54
$28.50	44.36	824	6.37
$29.00	46.70	898	8.23
$29.50	49.03	972	10.13
$30.00	51.37	1,046	12.06
$30.50	53.70	1,120	14.02
$31.00	56.03	1,194	16.01
$31.50	58.36	1,268	18.04
$32.00	60.69	1,342	20.10
$32.50	63.02	1,417	22.20
$33.00	65.34	1,491	24.33
$33.50	67.66	1,565	26.49
$34.00	69.98	1,639	26.68
$34.50	72.30	1,713	30.91
$35.00	74.62	1,787	33.17
$35.50	76.94	1,861	35.46
$36.00	79.26	1,935	37.79
$36.50	81.57	2,009	40.15
$37.00	83.88	2,083	42.54

(1)
Total Return to our stockholders, assuming a 3% dividend growth rate.

(2)
Total Return multiplied by beginning market capitalization of $3.5 billion (based on 150,000,000 outstanding shares of common stock, common stock equivalents and OP Units, an assumed per share price of $23.32 at the beginning of the Series D measurement period).

(3)
Out-Performance stockholder value multiplied by management participation of 2% subject to 1% dilution limit.

SERIES E PROGRAM

	Value to Stockholders
Stock Price at Valuation Date	Total Return(1)	Stockholder Value Achieved(2)	Value of Series E OPPSs To Participants(3)
		(Million)	(Million)
$36.50	27.97%	$1,326	$—
37.00	29.62%	1,405	—
37.50	31.27%	1,483	—
38.00	32.92%	1,561	—
38.50	34.57%	1,639	—
39.00	36.22%	1,718.23
39.50	37.87%	1,796	1.98
40.00	39.51%	1,874	3.85
40.50	41.16%	1,952	5.54
41.00	42.80%	2,030	7.36
41.50	44.45%	2,108	9.20
42.00	46.09%	2,186	11.07
42.50	47.74%	2,264	12.96
43.00	49.38%	2,342	13.87
43.50	51.02%	2,420	16.81

(1)
Total Return to our stockholders, assuming a 3% dividend growth rate.

(2)
Total Return multiplied by beginning market capitalization of $4.8 billion (based on 150,000,000 outstanding shares of common stock, common stock equivalents and OP Units, an assumed per share price of $32.00 at the beginning of the Series E measurement period).

(3)
Out-Performance stockholder value multiplied by management participation of 2% subject to .50% dilution limit.

        Option Grants.    Our board of directors does not view traditional stock options as an effective long-term incentive vehicle for our company, due in part to the relatively low historical stock price appreciation and the importance of dividend income in the REIT industry. Our Out-Performance Programs, the PARS Programs and grants of restricted stock currently represent the primary long-term incentive programs for our executive officers and other key employees. Accordingly, no stock options were granted to our executive officers during fiscal 2006.

        Matching 401(k) Contributions.    In 2006, Ms. Carlin, Mr. Boeckel and Mr. Genry received non-discretionary 401(k) matching contributions made by us under our Profit Sharing Plan in the amount of $1,535, $6,639 and $6,639, respectively.

  Outstanding Equity Awards at 2006 Fiscal Year-End Table

        The following table provides information concerning unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer outstanding as of the end of the 2006 fiscal year.

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Thomas W. Toomey	320,000	—	—	$11.15	2/12/11	70,225 51,387 51,463 21,011 44,743 33,770	$2,232,453 1,633,593 1,636,009 667,940 1,422,380 1,073,548	37,610	$1,195,622
Michael A. Ernst	—	—	—	—	—	18,608	591,548	9,402	298,890
W. Mark Wallis	201,296	—	—	12.23	4/2/11	3,251 10,506 6,712 5,959	103,349 333,986 213,374 189,437	24,133	767,188
Martha R. Carlin	—	—	—	—	—	4,703 1,626 7,587 4,027 3,973	149,508 51,691 241,191 128,018 126,302	15,671	498,181
Lester C. Boeckel	—	—	—	—	—	1,811 3,502 5,959	57,572 111,329 189,437	2,142	68,094
Christopher D. Genry	—	—	—	—	—	—	—	14,125	449,034

        The following table provides grant and vesting dates for each of the unvested stock awards listed in the table above.

	Grant Date	Restricted Shares Granted	Vesting Date
Thomas W. Toomey	2/8/2002	70,225	2/8/2008
	2/27/2003	51,387	2/4/2009
	2/12/2004	51,463	2/12/2009
	1/1/2005	28,015	1/4 vests on each of 1/1/2006, 1/1/2007, 1/1/2008 and 1/1/2009
	2/18/2005	44,743	2/18/2009
	2/15/2006	33,770	2/15/2010
Michael A. Ernst	7/5/2006	18,608	7/5/2009
W. Mark Wallis	2/12/2004	5,417	1/5 vests on each of 2/12/2005, 2/12/2006, 2/12/2007, 2/12/2008 and 2/12/2009
	1/1/2005	14,008	1/4 vests on each of 1/1/2006, 1/1/2007, 1/1/2008 and 1/1/2009
	2/18/2005	8,949	1/4 vests on each of 2/18/2006, 2/18/2007, 2/18/2008 and 2/18/2009
	2/15/2006	5,959	1/4 vests on each of 2/15/2007, 2/15/2008, 2/15/2009 and 2/15/2010
Martha R. Carlin	1/1/2004	7,837	1/5 vests on each of 1/1/2005, 1/1/2006, 1/1/2007, 1/1/2008 and 1/1/2009
	2/12/2004	2,709	1/5 vests on each of 2/12/2005, 2/12/2006, 2/12/2007, 2/12/2008 and 2/12/2009
	1/1/2005	10,116	1/4 vests on each of 1/1/2006, 1/1/2007, 1/1/2008 and 1/1/2009
	2/18/2005	5,369	1/4 vests on each of 2/18/2006, 2/18/2007, 2/18/2008 and 2/18/2009
	2/15/2006	3,973	1/4 vests on each of 2/15/2007, 2/15/2008, 2/15/2009 and 2/15/2010
Lester C. Boeckel	1/1/2004	3,017	1/5 vests on each of 1/1/2005, 1/1/2006, 1/1/2007, 1/1/2008 and 1/1/2009
	1/1/2005	4,669	1/4 vests on each of 1/1/2006, 1/1/2007, 1/1/2008 and 1/1/2009
	2/15/2006	5,959	1/4 vests on each of 2/15/2007, 2/15/2008, 2/15/2009 and 2/15/2010
Christopher D. Genry	—	—	—

  Option Exercises and Stock Vested Table

        The following table provides information concerning exercise of stock options and vesting of stock during the 2006 fiscal year for each of the named executive officers.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Thomas W. Toomey	—	—	7,004	176,278
Michael A. Ernst	—	—	—	—
W. Mark Wallis	—	—	6,822	174,517
Martha R. Carlin	—	—	6,893	152,374
Lester C. Boeckel	—	—	1,770	31,191
Christopher D. Genry	67,500	831,975	—	—

  Pension Benefits Table

        We do not have any pension plans for our associates. We do have a 401(k) plan and our matching contributions are included in the Summary Compensation Table under the heading "All Other Compensation."

  Nonqualified Deferred Compensation Table

        We do not have any nonqualified deferred compensation plans for our associates.

Employment and Other Agreements

        Employment Arrangements.    In 2006, we entered into an employment agreement with Michael A. Ernst, our Executive Vice President and Chief Financial Officer. Under the terms of the agreement, we have agreed to pay Mr. Ernst a base salary of $300,000 per year, subject to annual review. The amount of his base salary was prorated for 2006. The agreement also provides that Mr. Ernst is eligible to receive a discretionary bonus in the range of $400,000 to $600,000 per year (prorated for 2006), which will be based on our CEO's evaluation of Mr. Ernst's performance together with his ability to accomplish mutually established goals. Mr. Ernst is also eligible to participate in the PARS Programs offered to all our officers. Upon joining our company, Mr. Ernst received $225,000 in restricted stock (9,402 shares) under the 2006 PARS Program priced at the previous day's closing price of $23.93. The restricted stock will vest based on our performance against targets and peers of the award ranging from zero to 167%. The award will vest pro rata over four years from the date of grant. As set forth in the agreement, beginning with the 2007 fiscal year, Mr. Ernst is expected to receive an annual PARS award of $450,000 in restricted stock. The agreement also provides that Mr. Ernst is eligible to participate in the Series D Out-Performance Partnership Program at an aggregate purchase price of $83,000, which is at the 10% level for the program, and he will be eligible to participate in any future Out-Performance Programs and/or substitutions for the Out-Performance Programs at the 10% to 25% range.

        Under the terms of his agreement with us, Mr. Ernst also received a sign on bonus of $216,200 and was granted $500,000 in value of shares of restricted common stock priced at the previous day's closing price of $26.87 per share. After 36 months of employment, these shares of restricted stock will vest if he has not terminated his employment prior to that time. The agreement also provides that Mr. Ernst will receive certain severance benefits and payments and other benefits upon a change of control that are described below under the caption "Post-Employment Compensation—Severance and Change of Control Arrangements."

        Pursuant to the agreement, we agreed to pay certain moving expenses for Mr. Ernst and Mr. Ernst became eligible to enroll in our medical, dental, life and vision plans. Mr. Ernst's employment with us is at-will and may be terminated by us or by Mr. Ernst at any time for any reason or for no reason.

        We do not have employment agreements or arrangements with any of our other named executive officers other than the agreements and compensation programs described elsewhere in this proxy statement.

        Consulting Agreement with Mr. Genry.    On November 9, 2006, we entered into an agreement with Mr. Genry pursuant to which Mr. Genry will provide consulting services to us for a term commencing on December 31, 2006 and terminating upon the earlier of (a) twelve months from December 31, 2006 or (b) Mr. Genry's employment by a company which owns, acquires, renovates, operates, manages or develops apartment communities. As compensation for the performance of his consulting services during this term we will pay Mr. Genry a total of $260,000.

        In addition, pursuant to our agreement with Mr. Genry, we agreed to the following terms in connection with his separation from employment with us effective December 31, 2006:

  •
  Mr. Genry may continue to participate in our group health insurance plans at the same coverage levels as immediately prior to his separation date on December 31, 2006. Coverage will continue until the first to occur of (a) five years from the separation date or (b) his employment by a third party, or (c) his default in the payment of his portion of the premiums. During this period, we will continue to pay our portion of the premiums and Mr. Genry will pay his portion of the premiums.

  •
  We will cause UDR LP and/or the Series C LLC to repurchase 22,500 membership units in the Series C LLC, which constitutes 50% of the membership units in the Series C LLC owned by Mr. Genry, for $22,500, which is the amount Mr. Genry paid for the units. Mr. Genry will be entitled to retain his remaining membership units.

  •
  We will cause UDR LP and/or the Series D LLC to repurchase 55,333 membership units in the Series D LLC, which constitutes 2/3 of the membership units in the Series D LLC owned by Mr. Genry, for $55,333, which is the amount Mr. Genry paid for the units. Mr. Genry will be entitled to retain his remaining membership units.

  •
  On December 31, 2006, Mr. Genry received 3,502 shares of our common stock pursuant to his 2005 PARS Award, and on February 9, 2007 he received 2,189 shares of our common stock pursuant to his 2006 PARS Award. Mr. Genry forfeited any right to receive additional shares of common stock under either his 2005 or 2006 PARS Award grants.

        Further, we agreed that all restrictions on the following restricted stock awards held by Mr. Genry would lapse: (i) 6,423 shares of restricted common stock granted on February 27, 2003; (ii) 13,543 shares of restricted common stock granted on February 12, 2004; (iii) 8,949 shares of restricted common stock granted on February 18, 2005; and (iv) 1,986 shares of restricted common stock granted on February 15, 2006.

        Other Agreements with Executive Officers.    In November 2005, we entered into an aircraft time-share agreement with Mr. Toomey. Under the aircraft time-share agreement, we have agreed to lease an aircraft, which the company leases from Wells Fargo, including crew and flight services, to Mr. Toomey for personal flights from time to time upon his request. Mr. Toomey will pay us a lease fee equal to all actual expenses of each specific flight within 30 days of receipt of the invoice from the company, which we will provide to Mr. Toomey on the last day of the month in which the flight occurred. Actual expenses include all travel expenses of the crew, in-flight food with beverages, trip-related maintenance, flight planning and weather contract services, repositioning costs, fuel, landing fees and airport taxes, among others. The aircraft time-share agreement may be terminated by either party upon ten days' notice and automatically terminates upon termination of the aircraft lease or the date Mr. Toomey is no longer employed by us. In 2006, Mr. Toomey paid us $32,668 under the aircraft time-share agreement.

        In addition, Ms. Carlin paid us $17,704 for use of the aircraft in 2006 which payment was calculated on the same basis as provided in the aircraft time-share agreement with Mr. Toomey.

Post-Employment Compensation—Severance and Change of Control Arrangements

        Change of Control.    Under the provisions of our 1999 Long-Term Incentive Plan, all outstanding options, stock appreciation rights and other awards that may be exercised generally become fully exercisable and all restrictions on outstanding awards will lapse upon the occurrence of a change of control unless otherwise provided in the award agreement. "Change of control" is defined in the Plan as (1) a merger or consolidation in which the we are not the surviving entity, except for a transaction the principal purpose of which is to change the state in which we are incorporated; (2) the transfer or sale of all or substantially all of our assets other than to an affiliate or subsidiary of ours; (3) the liquidation of our company; or (4) the acquisition by any person, or by a group of persons acting in concert, of more than 50% of our outstanding voting securities, which results in the resignation or addition of fifty percent (50%) or more independent members of our board of directors.

        In 2006, we entered into a letter agreement with Mr. Ernst, our Chief Financial Officer, in connection with his employment with us. Pursuant to the terms of the letter agreement, in the event of a change of control, all of Mr. Ernst's outstanding options, restricted stock, OPPSs Units and any other awards in the nature of rights that may be exercised shall become fully vested and immediately exercisable; all restrictions on any outstanding other awards held by Mr. Ernst (such as awards of restricted stock) shall lapse; and the balance in any deferred compensation plan or stockholder value plan shall become fully vested and immediately payable. Additionally, within the first 24 months of Mr. Ernst's employment, if a change of control occurs he will be paid a minimum of two times his two-year average salary and incentive bonus.

        If a change in control occurred effective as of December 31, 2006, the value of the cash payments and the benefits provided (based on the exercise of options and the release of restrictions on previously granted stock awards) to each of the named executive officers would have been as follows:

Name	Cash Payments	Value of Outstanding Options	Value of Outstanding Restricted Stock Awards	Value of Unused Vacation	Total
Thomas W. Toomey	—	$6,662,400	$8,665,922	$43,269	$15,371,591
Michael A. Ernst	$900,000	—	591,548	11,538	1,503,086
W. Mark Wallis	—	3,973,583	840,146	31,731	4,845,460
Martha R. Carlin	—	—	696,710	23,077	719,787
Lester C. Boeckel	—	—	358,338	15,769	374,107
Christopher D. Genry	—	—	—	—	—

        Severance Benefits.    We believe that, in order to attract and retain the best management talent, companies should provide reasonable severance benefits to employees. We believe these severance benefits should reflect the fact that it may be difficult for employees to find comparable employment within a short period of time. They also should disentangle the company from the former employee as soon as practicable. With respect to our senior management, severance benefits are individually negotiated.

        Under the terms of our agreement with Mr. Ernst, if, prior to 36 months, his employment is terminated for any reason other than cause, the shares of restricted stock will fully vest. Under the terms of the agreement, "cause" may be defined as fraud, theft, willful misfeasance, gross negligence or negligent performance of responsibilities or duties. If Mr. Ernst had been terminated effective December 31, 2006 for any reason other than cause, the total value of his severance benefits would have been $591,548.

        We currently do not have any other contractual severance arrangements with our named executive officers.

Review, Approval or Ratification of Transactions with Related Persons

        On February 9, 2007, our board of directors adopted a policy relating to the review, approval and ratification of transactions with related persons. The company recognizes that there are situations where related person transactions may be in, or not inconsistent with, the best interest of the company and therefore the board adopted a policy to provide a procedure for the review, approval or ratification of related person transactions. The policy applies to any transaction, the amount of which exceeds $120,000, between the company and any person who is a director, executive officer or the beneficial owner of more than 5% of any class of the company's voting securities. Any related person transaction is subject to approval by the board or the executive committee of the board.

Equity Compensation Plan Information

        The following table provides information about shares of our common stock that we may issue upon the exercise of options, warrants and rights under our existing equity compensation plans. All information is provided as of December 31, 2006. Our 1999 Long-Term Incentive Plan is our only stockholder approved equity compensation plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by the security holders	1,299,390	$11.44	2,315,668
Equity compensation plans not approved by security holders	*	*	*

Total	1,299,390	$11.44	2,315,668

*
On June 23, 2006, Mark M. Culwell, Jr., Senior Vice President, Development, was awarded a grant of 44,510 shares of our restricted common stock and 2,350 PARS shares. This grant of 44,510 shares of restricted stock was approved by the Compensation Committee without stockholder approval as an "inducement grant," as such term is defined by the New York Stock Exchange. The PARS shares were issued pursuant to our 1999 Long-Term Incentive Plan. Subject to Mr. Culwell's continued employment by us, 7,418 of the 44,510 restricted shares will vest pro rata over a four-year period ending June 12, 2010, and 37,092 shares will vest on June 12, 2009. The PARS will vest, depending upon our performance, on the determination date as set forth in the award.

  Mr. Toomey, Mr. Wallis, Mr. Genry and Ms. Carlin received $850,000, $150,000, $50,000 and $100,000 of their bonus for 2005 in the form of a grant of 33,770, 5,959, 1,986 and 3,973 shares, respectively, of restricted common stock at a price of $25.17 per share on the date of grant, which was February 15, 2006. The bonuses were approved by the Compensation Committee.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed with our management the Compensation Discussion and Analysis on page 19 of this proxy statement. Based on such review and discussions, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE
Jon A. Grove, Chair
James D. Klingbeil
Lynne B. Sagalyn
Thomas C. Wajnert

AUDIT COMMITTEE REPORT

        Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or part, the following report shall not be deemed to be incorporated by reference into any such filing.

        The Audit Committee has reviewed and discussed our unaudited financial statements for the quarters ended March 31, June 30 and September 30, 2006 and our December 31, 2006 audited financial statements with management and with Ernst & Young LLP, our independent accountants. Each member of the Audit Committee is "independent" in accordance with the applicable corporate governance listing standards of the NYSE.

        The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended. This included (1) the auditor's judgment about the quality, not just the acceptability, of our accounting principles as applied in our financial reporting, (2) methods used to account for significant unusual transactions, (3) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus, (4) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor's conclusions regarding the reasonableness of those estimates, (5) the auditor's responsibility for other information containing audited financial statements, such as "Management's Discussion and Analysis of Financial Conditions and Results of Operation," the level of responsibility assumed by the auditor in auditing the financial statements and that such audit is designed to obtain reasonable, rather than absolute, assurance about financial statements, and (6) any disagreements with management over the application of accounting principles.

        In addition, the Audit Committee has received from Ernst & Young LLP the written disclosures required by Independence Standards Board Standard No. 1 regarding their independence, and has discussed with Ernst & Young LLP their independence relative to us, including whether the provision of their services is compatible with maintaining Ernst & Young LLP's independence.

        Based on the review and discussions referred to above, the Audit Committee recommended to the board that the December 31, 2006 audited financial statements be included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission.

                      AUDIT COMMITTEE

                      Robert P. Freeman, Chair
                      Katherine A. Cattanach
                      Eric J. Foss
                      Mark J. Sandler
                      Thomas C. Wajnert

Audit Fees

        In connection with the audit of the 2006 financial statements, we entered into an engagement agreement with Ernst & Young LLP which set forth the terms by which Ernst & Young LLP will perform audit services for us. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages.

        The following table sets forth the aggregate fees billed or to be billed by Ernst & Young LLP for the following services during fiscal 2006 and fiscal 2005.

Description of Services	2006	2005
Audit Fees(1)	$1,418,500	$1,796,540
Audit-Related Fees(2)	—	—
Tax Fees(3)	356,846	624,573

Total	$1,775,346	$2,421,113

(1)
Audit fees consist of fees for the audit and review of the company's consolidated financial statements, acquisition audits, statutory audits, comfort letters, consents, debt covenant letters and assistance with and review of documents filed with the SEC. A total of $476,100 and $484,000 for 2006 and 2005, respectively, of the Audit Fees was for Ernst & Young LLP's review of the effectiveness of the company's internal controls over financial reporting.

(2)
Audit-related fees consist of fees for audit-related fees for partnership and benefit plan audits, review of proxy materials, accounting advice in connection with specific transactions, internal control reviews and various attestation engagements.

(3)
Tax fees consist of fees for tax compliance, tax advisory services (1031 and state planning) and tax planning.

Pre-Approval Policies and Procedures

        The charter of the Audit Committee provides that the Audit Committee is responsible for the pre-approval of all audit and permitted non-audit services to be performed for the company by the independent auditors. The fees paid to the independent auditors that are shown in the chart above for 2006 were approved by the Audit Committee in accordance with the procedures described below.

        The Audit Committee reviews at its meetings audit and non-audit services proposed to be provided by the independent auditors. The Committee has delegated to the Chair, or an alternate member of the Audit Committee, the authority to grant pre-approvals if either deems it necessary or appropriate to consider a pre-approval request without a meeting of the full Audit Committee. Pre-approvals by the Chair or alternate member are reviewed with the Audit Committee at its next regularly scheduled meeting.

        In considering the pre-approval of proposed audit or non-audit services by the independent auditors, management reviews with the Audit Committee or its delegate, a description of and the budget for the proposed service and the reasons that the independent auditors are being requested to provide the services, including any possible impact on the independence of the independent auditors. Additional Audit Committee approval is required if the pre-approved services exceed the pre-approved budgeted amount for the services.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        Ernst & Young LLP, independent registered public accounting firm, served as our auditors for fiscal 2006. Our Audit Committee has selected Ernst & Young LLP to audit our financial statements for fiscal 2007. We expect that a representative of Ernst & Young LLP will be present at the meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to answer any appropriate questions from stockholders.

Vote Required and Board of Directors' Recommendation

        Although it is not required to do so, the board of directors is submitting the Audit Committee's selection of our independent auditors for ratification by the stockholders at the meeting in order to ascertain the view of our stockholders regarding such selection. The affirmative vote of a majority of the votes cast at the meeting will be required to approve this proposal. In the event the stockholders do not ratify this appointment, the Audit Committee will reconsider its selection. Even if the appointment is ratified by the stockholders, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the company and its stockholders.

        Our board of directors recommends that the stockholders vote "FOR" the ratification of the appointment of Ernst & Young LLP as our independent auditors for fiscal 2007.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. Such executive officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) reports they file.

        To our knowledge, based solely on our review of the copies of such forms received by us or written representations from certain reporting persons that no Form 5s were required for such persons, we believe that, during fiscal 2006, all Section 16(a) filing requirements applicable to our executive officers, directors and 10% stockholders were complied with, except that each of Lester C. Boeckel and Mary Ellen Norwood inadvertently failed to file a Form 4 on a timely basis with respect to one transaction.

Delivery of Voting Materials

        To reduce the expenses of delivering duplicate proxy materials to our stockholders, we are taking advantage of householding rules that permit us to deliver only one set of proxy materials, meaning the proxy statement and our annual report for fiscal 2006, to stockholders who share the same address unless otherwise requested. Each stockholder will receive a separate proxy card or voting instruction form and will therefore retain a separate right to vote on all matters presented at the meeting.

        If you share an address with another stockholder and have received only one set of proxy materials, you may write or call us to request a separate copy of these materials at no cost to you. For future annual meetings, you may request separate proxy materials or request that we only send one set of voting materials to you if you are receiving multiple copies by calling us at 720.283.6120 or by writing to us to the attention of Investor Services, 1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado 80129-1540.

Annual Report

        We have mailed to each of our stockholders our annual report for fiscal 2006, which includes audited financial statements for the year ended December 31, 2006. We will, upon written request and without charge, provide to any person solicited hereunder, a copy of our annual report on Form 10-K for the year ended December 31, 2006, including financial statements and financial statement schedules, as filed with the SEC. Requests should be addressed to the attention of Investor Services, 1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado 80129-1540.

Matters to be Presented at the 2008 Annual Meeting of Stockholders

        In accordance with our Amended and Restated Bylaws, any stockholder who intends to submit a proposal at our 2008 annual meeting of stockholders must, in addition to complying with the applicable laws and regulations governing submission of such proposals, deliver the proposal to us for consideration no sooner than November 27, 2007 and no later than December 26, 2007. Such proposal should be sent to our Corporate Secretary at 1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado 80129-1540.

Corporate and Executive Offices

        Our corporate office is located at 400 East Cary Street, Denver, Colorado 23219-3816 and the telephone number is 804.780.2691. Our principal executive office is located at 1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado 80129-1540 and the telephone number is 720.283.6120.

        It is important that proxies be returned promptly. We depend upon all stockholders promptly signing and returning the enclosed proxy to avoid costly solicitation. You can save us considerable expense by signing and returning your proxy at once. You may also vote electronically by the Internet or by telephone as shown on the enclosed proxy card and as discussed above.

For the Board of Directors
UDR, INC.

MARY ELLEN NORWOOD Corporate Secretary

Dated: March 26, 2007

APPENDIX A

UDR, INC.
CHARTER OF THE AUDIT COMMITTEE

Adopted October 12, 2006

PURPOSE AND AUTHORITY

        The Audit Committee (the "Committee") is appointed by the Board of Directors (the "Board") to assist the Board (i) in fulfilling its responsibilities as to the quality and integrity of the Company's financial records and reports; (ii) to prepare an audit committee report as required by the Securities and Exchange Commission ("SEC") to be included in the Company's annual proxy statement; and (iii) oversight of: (a) the integrity of the Company's financial statements; (b) the Company's compliance with legal and regulatory requirements; (c) the independent auditors' qualifications and independence; and (d) the performance of the Company's internal audit function and independent auditors.

COMMITTEE MEMBERSHIP

        The Committee shall consist of no fewer than three members all of whom meet the independence requirements of the New York Stock Exchange. No Committee member may receive any consulting, advisory or other fees from the Company other than director and committee fees. No Committee member may simultaneously serve on the audit committee of more than two other public company audit committees. Each member of the Committee must be financially literate as determined by the Board, and at least one member shall have accounting or related financial management expertise and must be a "financial expert," as defined by the SEC. The Chairman of the Board will be an ex-officio member of the Committee and shall have voting rights in the case of a tie vote.

        The members of the Committee and its Chairperson shall be appointed by the Board, on the recommendation of the Governance Committee, to serve an annual term. Committee members may be replaced by the Board.

        If the Chairperson is not present, the members may designate an acting Chairperson by majority vote of the membership present.

DUTIES AND RESPONSIBILITIES

General:

        While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

        The operation of the Committee shall be subject to the Bylaws of the Company, as in effect from time to time. The Committee shall have the full power and authority to carry out the following responsibilities:

A.    Independent Audit

1.
The Committee is responsible for the appointment, compensation and oversight of the Company's independent auditors.

2.
At least annually, obtain and review a report by the independent auditors describing (a) the independent auditors' internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review or peer review of the independent auditors or by any inquiry or investigation by governmental or professional authorities within the preceding five years, respecting one or more independent audits carried out by the independent auditors, (c) any steps taken to deal with any such issues, and (d) (to assess the auditors' independence) all relationships between the independent auditors and the Company.

3.
Review with the independent auditors, prior to the beginning of their audit, the scope of their examination and planning and staffing of the audit.

4.
Meet with the independent auditors, without management present, and inquire as to:

•
whether there were any audit problems or difficulties encountered during their audit, including any restrictions on the scope of activities or access to requested information, and management's response;

•
any communications between the audit team and the independent auditor's national office respecting auditing or accounting issues presented by the engagement;

•
whether there were any accounting adjustments that were noted or proposed by the independent auditors but were passed (as immaterial or otherwise);

•
whether there were accounting or disclosure issues not resolved to their satisfaction; and

•
whether there were any other matters (including matters affecting their independence) that should be discussed with the Committee that have not been raised or covered elsewhere.

5.
Report the results of the audit to the Board and, if the Committee is satisfied with all of its reviews and discussions, recommend that the audited financial statements be included in the Annual Report on Form 10-K filed with the SEC.

6.
Obtain from the independent auditors an annual written communication that is prepared in accordance with Standard No. 1 of the Independence Standards Board delineating all relationships of the independent auditors with the Company as well as the nature and extent of the professional advisory services provided to the Company.

7.
Resolve any disagreements between the independent auditors and management.

8.
Review and evaluate the independent auditors' qualifications, independence and performance, including a review and evaluation of the lead partner of the auditor, taking into account the opinions of Company management and personnel responsible for the Company's internal audit function.

9.
Annually consider whether or not a change in the independent auditor is in the best interest of the Company.

B.    Interim and Annual Financial Reports

Periodically and to the extent appropriate under the circumstances:

1.
Review and discuss the Company's annual audited financial statements and interim and quarterly financial statements with management and the independent auditors, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

2.
Generally discuss earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee need not discuss in advance each earnings release or each instance in which the Company provides earnings guidance.

3.
Discuss with the independent auditors the results of their review of the interim financial results in accordance with Statement on Auditing Standards Nos. 61 and 71 or as otherwise required by law or the rules of the SEC or the requirements of the American Institute of Certified Public Accountants, such that the results are communicated:

•
prior to the filing with the SEC of the Company's Quarterly Report on Form 10-Q; and

•
either to all members of the Committee or to the Chair of the Committee.

4.
Discuss with outside counsel and management the substance of any significant litigation, contingencies or claims that had, or may have, a significant impact on the financial statements.

5.
Obtain timely reports from the independent auditors regarding:

•
the appropriateness and consistent application of the Company's critical accounting policies and practices;

•
all alternative treatments of financial information within generally accepted accounting principles discussed between the independent auditors and management, the ramifications of the use of such alternative treatments and the independent auditors' preferred treatment;

•
the reasonableness of significant estimates and judgments;

•
the clarity and completeness of the Company's financial disclosure practices;

•
any other material written communication between the auditors and management, such as any management letter or schedule of unadjusted differences; and

C.    Internal Controls

Periodically and to the extent appropriate under the circumstances:

1.
Discuss with management the adequacy and effectiveness of the Company's internal accounting and financial controls, including those related to the security of its information systems and risk assessment and risk management.

2.
Review the independent auditors' letter to management and ascertain that management has adequately responded to the letter.

3.
Receive quarterly reports from management on the Company's risk exposure to floating rate debt, and review the terms and market value of all derivative instruments used to manage interest rate and other financial risks.

4.
Obtain reports from management, the Company's senior internal auditing executive and the independent auditors that the Company and its subsidiaries are in compliance with applicable laws and regulations, as well as the Company's Code of Business Conduct and Ethics. Review reports and disclosures of insider and affiliated party transactions.

D.    Other

1.
Pre-approve all non-audit services to be provided to the Company by the independent auditors and confirm that such services are not prohibited by law or the rules of the New York Stock Exchange and are disclosed in the Company's SEC filings.

2.
Engage any outside advisors that the Committee determines to be necessary or appropriate and approve the compensation and other retention terms of such advisors.

3.
Establish hiring policies for employees and former employees of the independent auditors. Confirm that within the year preceding the start of each year's audit, none of the Company's Chief Executive Officer, Chief Financial Officer, Controller, Chief Accounting Officer or any person serving in an equivalent position for the Company was employed by the auditors or participated in any capacity in the Company's audit.

4.
Review with management or the independent auditors changes in, or adoption of, accounting principles and reporting and auditing standards that have had, or may have, an effect on the financial statements.

5.
Periodically and to the extent appropriate under the circumstances review with management the Company's major financial exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment process and risk management policies.

6.
Periodically and to the extent appropriate under the circumstances review with management the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

7.
Report regularly to the Board and review with the Board any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements or the performance of the internal audit function

8.
Investigate any other matter brought to the Committee's attention within the scope of its duties and retain outside legal counsel and other experts for this purpose if, in the Committee's judgment, that is appropriate.

9.
Review any reports of the independent auditors mandated by the Securities Exchange act of 1934, including Section 10A, and obtain from the independent auditors assurance that it has complied with Section 10A of the Securities Exchange Act of 1934.

10.
Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

11.
Review and reassess the adequacy of this Charter at least annually and recommend any proposed changes to the Board for approval.

12.
Review its own performance at least annually.

MEETINGS

        The Committee shall meet at least quarterly, unless otherwise agreed. The Committee may establish its own schedule and notify the Board. The Committee shall meet separately, periodically, with management, the internal auditors (or other personnel responsible for the internal audit function) and the independent auditors.

MINUTES

        The Committee will maintain written minutes of its meeting which minutes will be filed with the minutes of the meetings of the Board.

*  *  *  *  *  *  *

UDR, INC.

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, May 8, 2007
9:00 a.m. Local Time

The Brown Palace Hotel
321 17th Street
Denver, Colorado 80202

If you consented to access your proxy information electronically, you may view it by going to UDR, Inc.'s website at http://www.udrt.com/proxy.

In the future, if you would like to access your annual reports and proxy statements electronically via the Internet rather than receiving them by mail, please go to the following website at http://www.econsent.com/udr/ and follow the instructions listed on such website.

(UDR LOGO)	UDR, INC. 1745 Shea Center Drive, Suite 200 Highlands Ranch, CO 80129-1540	PROXY

This proxy is solicited on behalf of the Board of Directors of UDR, Inc. for use at the Annual Meeting on May 8, 2007.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted "FOR" Items 1 and 2.

By signing the proxy, you (i) acknowledge receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated March 26, 2007, (ii) revoke all prior proxies, and (iii) appoint Robert C. Larson and Thomas W. Toomey, and each of them, as proxies and attorneys-in-fact, with full power to each of substitution, to vote your shares which you would be entitled to vote if then and there personally present on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and any adjournment thereof.

See reverse for voting instructions

1

There are three ways to vote your Proxy

Your telephone or Internet vote is permitted under Maryland law and authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE—TOLL FREE—1-800-560-1965—QUICK / / / / / / EASY / / / / / / IMMEDIATE

  •
  Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week until 11:59 p.m., Central Time on May 7, 2007.

  •
  Please have your proxy card and the last four digits of your Social Security Number and Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET—http://www.eproxy.com/udr/—QUICK / / / / / / EASY / / / / / / IMMEDIATE

  •
  Use the Internet to vote your proxy 24 hours a day, 7 days a week until 11:59 p.m., Central Time on May 7, 2007.

  •
  Please have your proxy card and the last four digits of your Social Security Number and Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope or return it to UDR, Inc. c/o Shareowner Services(SM), P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card.

\/ Please detach here \/

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1. Election of directors:	(01) Katherine A. Cattanach	(06) Robert C. Larson	(11) Thomas C. Wajnert
	(02) Eric J. Foss	(07) Thomas R. Oliver
	(03) Robert P. Freeman	(08) Lynne B. Sagalyn
	(04) Jon A. Grove	(09) Mark J. Sandler
	(05) James D. Klingbeil	(10) Thomas W. Toomey
☐	VOTE FOR ALL NOMINEES (except as marked below)	☐	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.

2.	Proposal to ratify the appointment of Ernst & Young LLP to serve as our independent auditors for the year ending December 31, 2007.	☐ FOR	☐ AGAINST	☐ ABSTAIN

2

        In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment of the meeting. It is the intention of the proxies to vote the shares they represent as directed by the board of directors.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐	Indicate changes below:	Date

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

3

QuickLinks

UDR, INC.
Notice of Annual Meeting of Stockholders To Be Held On May 8, 2007 at 9:00 a.m.
TABLE OF CONTENTS
PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND RELATED PROXY MATERIALS
CORPORATE GOVERNANCE MATTERS
COMPENSATION OF DIRECTORS
2006 Director Compensation Program
2007 Director Compensation Program
PROPOSAL NO. 1 ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
SERIES C PROGRAM
SERIES D PROGRAM
SERIES E PROGRAM
COMPENSATION COMMITTEE REPORT
AUDIT COMMITTEE REPORT
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
OTHER MATTERS
APPENDIX A
UDR, INC.
ANNUAL MEETING OF STOCKHOLDERS
Tuesday, May 8, 2007 9:00 a.m. Local Time
The Brown Palace Hotel 321 17th Street Denver, Colorado 80202
If you vote by Phone or Internet, please do not mail your Proxy Card.
The Board of Directors Recommends a Vote FOR Items 1 and 2.